As filed with the Securities and Exchange Commission on August 28, 1997



                                                   Registration  No. 333-33515

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                          CENTERPOINT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

               MARYLAND                               36-3910279*
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                Identification Number)

                            401 NORTH MICHIGAN AVENUE
                                   30TH FLOOR
                             CHICAGO, ILLINOIS 60611
                                  (312) 346-5600
  (Address, including  zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JOHN S. GATES, JR.
                                    PRESIDENT
                          CENTERPOINT PROPERTIES TRUST
                      401 NORTH MICHIGAN AVENUE, 30TH FLOOR
                             CHICAGO, ILLINOIS 60611
                                 (312) 346-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

        COPIES OF ALL COMMUNICATIONS, INCLUDING COPIES OF COMMUNICATIONS
               SENT TO AGENT FOR SERVICE, SHOULD ALSO BE SENT TO:
                           RICHARD A. UNGARETTI, ESQ.
                            JAMES T. EASTERLING, ESQ.
                               Ungaretti & Harris
                     Three First National Plaza, Suite 3500
                             Chicago, Illinois 60602
                                 (312) 977-4400

                             ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: UPON CONSUMMATION OF THE MERGER DESCRIBED IN THIS REGISTRATION STATEMENT.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                             ----------------------




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

*I.R.S. Employer Indemnication Number of CenterPoint Properties Corporation, the predecessor to the Registrant prior to the reorganization desceribed herein.

                              CROSS REFERENCE SHEET
                    PURSUANT TO ITEM 501(b) OF REGULATION S-K
                        UNDER THE SECURITIES ACT OF 1933

ITEM IN PART I OF FORM S-4               CAPTION IN PROXY STATEMENT/PROSPECTUS
--------------------------               -------------------------------------

1.   Forepart of  Registration
     Statement and Outside
     Front Cover Page of
     Proxy Statement/Prospectus.....     Facing Page of Registration
                                         Statement; Outside Front
                                         Cover Page of Statement/Prospectus

2.   Inside Front and Outside
     Back Cover Pages of Proxy
     Statement/Prospectus...........     Available Information;
                                         Incorporation of Certain Documents
                                         by Reference; Table of Contents

3.   Risk Factors, Ratio of
     Earnings to Fixed Charges and
     Other Information(1).............   Summary; The Plan of Reorganization

4.   Terms of the Transaction.........   Summary; The Plan of Reorganization;
                                         Description of Shares of Beneficial
                                         Interest in the Trust

5.   Pro Forma Financial Information..   Not Applicable

6.   Material Contacts with the
     Company Being Acquired...........   Summary; The Plan of Reorganization

7.   Additional Information Required
     for Reoffering by Persons and
     Parties Deemed to be
     Underwriters.....................   Not Applicable

8.   Interests of Named Experts
     and Counsel......................   Not Applicable

9.   Disclosure of Commission
     Position on Indemnification for
     Securities Act Liabilities.......   The Plan of Reorganization

10.  Information with Respect
     to S-3 Registrants...............   Not Applicable

11.  Incorporation of Certain
     Information by Reference........   Not Applicable

12.  Information with Respect to
     S-2 or S-3 Registrants...........  Not Applicable

13.  Incorporation of Certain
     Information by Reference........   Not Applicable

14.  Information with Respect to
     Registrants Other Than S-3 or
     S-2 Registrants..................  Not Applicable

15.  Information with respect to
     Documents S-3 Companies..........  Incorporation of Certain by Reference

16.  Information with respect to
     S-2 or S-3 Companies.............  Not Applicable

17.  Information with respect to
     Companies Other Than S-2 or S-3
     Companies.......................   Not Applicable

18.  Information if Proxies,
     Consents or Authorizations are
     to be Solicited..................  Incorporation of Certain Documents
                                        by Reference; Summary; Voting and
                                        Proxies; The Plan of Reorganization;
                                        Stockholder Proposals

19.  Information if Proxies, Consents
     or Authorizations are not to be
     Solicited, or in an Exchange
     Offer............................  Not Applicable


------------------------
(1) Parts (d)-(g) of Item 3 are not applicable.

                       CENTERPOINT PROPERTIES CORPORATION
                            401 NORTH MICHIGAN AVENUE
                                   30TH FLOOR
                             CHICAGO, ILLINOIS 60611
                                 (312) 346-5600


                                                           September 3, 1997

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of CenterPoint Properties Corporation (the "Company") which will be held at the Lower Level Conference Center, 401 North Michigan Avenue, Chicago, Illinois on October 1, 1997 at 11:00 a.m., Central Daylight Time.


     At the Special Meeting, you will be asked to consider and vote upon (i) a proposed Plan of Reorganization, dated September 1, 1997 (the "Plan of Reorganization"), by and between the Company and CenterPoint Properties Trust (the "Trust") which provides for the reorganization of the Company from a Maryland corporation into a Maryland real estate investment trust; and (ii) such other matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. A complete description of the Plan of Reorganization is set forth in the attached Proxy Statement/Prospectus.


     The Plan of Reorganization provides for the merger (the "Merger") of the Company with and into the Trust, a Maryland real estate investment trust. Pursuant to the Merger, the Trust will be the surviving entity, the separate existence of the Company will terminate, each issued and outstanding share of common stock of the Company (the "Company Common Stock") will be converted into one common share of beneficial interest in the Trust (the "Trust Shares"); each outstanding share of Class B Common Stock of the Company will be converted into one Class B Common Share of beneficial interest in the Trust; and the outstanding principal amount of the Company's 8.22% Convertible Subordinated Debentures due 2004 (the "Company Debentures") will be assumed by the Trust and converted into the same principal amount of 8.22% Convertible Subordinated Debentures due 2004 of the Trust (the "Trust Debentures").

     The principal reason for the Plan of Reorganization is to eliminate the obligation to pay substantial franchise taxes each year in the State of Illinois, where most of the Company's properties are located. The State of Illinois does not recognize a trust as an entity for purposes of imposing franchise taxes, and, as a result, the Trust will not be liable for the payment of Illinois franchise taxes.

     The consummation of the Merger will be subject to a number of conditions including, among others, the listing of the Trust Shares and the Trust Debentures for trading on the New York Stock Exchange, Inc. (the "NYSE"). It is expected that, upon approval of the Plan of Reorganization and the consummation of the Merger, the Trust Shares and the Trust Debentures will trade on the NYSE in the same manner as shares of Company Common Stock and the Company Debentures, respectively, currently trade on the NYSE. Detailed information concerning the Plan of Reorganization and the Merger is set forth in the accompanying Proxy Statement/Prospectus.

     Your Board of Directors and management believe that the Plan of Reorganization is in the best interests of the Company and its stockholders because the consummation of the Merger will result in substantial economic savings for the Company. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN OF REORGANIZATION AT THE SPECIAL MEETING.

     The accompanying Proxy Statement/Prospectus is a proxy statement for the Special Meeting of the Company's stockholders and a prospectus for the issuance by the Trust of the Trust Shares to holders of Company Common Stock upon consummation of the Merger. I urge you to give the information contained in it your thoughtful consideration.

     Please read the enclosed Proxy Statement/Prospectus, then complete, sign and return the enclosed proxy card in the enclosed envelope.

                                             Very truly yours,




                                             Paul S. Fisher
                                             Executive Vice President and
                                             Secretary

                        CENTERPOINT PROPERTIES CORPORATION
                            401 NORTH MICHIGAN AVENUE
                                   30TH FLOOR
                            CHICAGO, ILLINOIS  60611

                        ----------------------------------

                     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD OCTOBER 1, 1997

     NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the "Special Meeting") of CenterPoint Properties Corporation (the "Company") will be held at the Lower Level Conference Center, 401 North Michigan Avenue, Chicago, Illinois on October 1, 1997 at 11:00 a.m., Central Daylight Time, for the following purposes:


               1. To consider and vote upon a proposal to approve the Plan of Reorganization, dated September 1, 1997 (the "Plan of Reorganization"), by and between the Company and CenterPoint Properties Trust (the "Trust") which provides for the reorganization of the Company from a Maryland corporation to a Maryland real estate investment trust by means of the merger (the "Merger") of the Company with and into the Trust, a Maryland real estate investment trust newly formed by the Company. Pursuant to the Merger, the Trust will be the surviving entity, the separate existence of the Company will terminate and each issued and outstanding share of common stock of the Company will be converted into one common share of beneficial interest in the Trust.


               2. To transact such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Directors has fixed August 27, 1997 as the record date for the determination of the Company's stockholders entitled to vote at the Special Meeting (the "Record Date"). Only those stockholders whose names appear on record on the books of the Company at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment(s) or postponement(s) thereof.

     APPROVAL OF THE PLAN OF REORGANIZATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE SHARES OF THE COMPANY'S COMMON STOCK OUTSTANDING ON THE RECORD DATE.

     ALL STOCKHOLDERS OF THE COMPANY ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE DATE, COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY SUBMITTING ANOTHER PROXY COVERING THE SAME SHARES BEARING A LATER DATE, FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                       By Order of the Board of Directors,


                                       Paul S. Fisher
                                       SECRETARY

September 3, 1997
Chicago, Illinois

                        CENTERPOINT PROPERTIES CORPORATION
                                  PROXY STATEMENT

                        ----------------------------------

                           CENTERPOINT PROPERTIES TRUST

                                    PROSPECTUS


     This Proxy Statement/Prospectus is being furnished to the holders of the common stock, par value $.001 per share (the "Company Common Stock"), of CenterPoint Properties Corporation, a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at the Lower Level Conference Center, 401 North Michigan Avenue, Chicago, Illinois on October 1, 1997 at 11:00 a.m., Central Daylight Time, and at any adjournment(s) or postponement(s) thereof. At the Special Meeting, the Company's stockholders will consider and vote upon a proposal to approve and adopt the Plan of Reorganization, dated September 1, 1997 (the "Plan of Reorganization"), by and between the
Company and CenterPoint Properties Trust (the "Trust") pursuant to which the Company will be reorganized from a Maryland corporation into a Maryland real estate investment trust by means of a merger (the "Merger") of the Company with and into the Trust, a newly formed Maryland real estate investment trust wholly-owned by the Company, and the Trust will be the surviving entity. A copy of the Plan of Reorganization is attached hereto as Exhibit A. Pursuant to the Merger, each issued and outstanding share of Company Common Stock will be converted into one common share of beneficial interest, par value $.001 per share, in the Trust (the "Trust Shares"); each outstanding share of Class B Common Stock of the Company will be converted into one Class B Common Share of beneficial interest in the Trust; and the outstanding principal amount of the Company's 8.22% Convertible Subordinated Debentures due 2004 (the "Company Debentures") will be assumed by the Trust and converted into the same principal amount of 8.22% Convertible Subordinated Debentures due 2004 of the Trust (the "Trust Debentures"). The Company's successor, the Trust, will be governed by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, the Maryland real estate investment trust statute (the "Title 8").


     The principal reason for the Plan of Reorganization is to eliminate the obligation to pay substantial franchise taxes each year, calculated on the basis of the Company's paid-in-capital, in the State of Illinois, where most of the Company's properties are located. In fiscal years 1996, 1995 and 1994, the Company paid $396,418, $186,003 and $53,365, respectively, in Illinois franchise taxes. The State of Illinois, however, does not recognize a trust as an entity for purposes of imposing franchise taxes, and, as a result, the Trust will not be liable for the payment of franchise taxes in the State of Illinois. If the Plan of Reorganization is approved by the stockholders of the Company and the Merger is consummated, the Company's successor, the Trust, will save over a five year period, based on the Company's paid-in-capital as of June 30, 1997, approximately $879,000 (or $.045 per fully-diluted share), net of estimated expenses expected to be incurred in connection with the reorganization (approximately $500,000). Future increases in paid-in-capital, which could result from the sale of additional shares or the conversion of Trust Debentures, would increase these savings. See "The Plan of Reorganization--Principal Reasons for the Plan of Reorganization."

     The consummation of the Merger will be subject to a number of conditions including, among others, the listing of the Trust Shares and the Trust Debentures for trading on the New York Stock Exchange, Inc. (the "NYSE"), where the Company Common Stock and the Company Debentures are currently traded. See "The Plan of Reorganization--Terms of the Plan of Reorganization."

THE BOARD OF DIRECTORS HAS APPROVED THE PLAN OF REORGANIZATION, SUBJECT TO STOCKHOLDER APPROVAL, AND BELIEVES THAT THE PLAN OF REORGANIZATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PLAN OF REORGANIZATION.

     This Proxy Statement/Prospectus also constitutes the Prospectus of the Trust filed as part of a Registration Statement on Form S-4 (the
"Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering an aggregate of 16,751,556 Trust Shares into which the outstanding shares of Company Common Stock will be converted in connection with the Merger, pursuant to the Plan of Reorganization.


     The Board of Directors has fixed the close of business on August 27, 1997 as the record date for the determination of stockholders entitled to receive notice of and vote at the Special Meeting (the "Record Date"). As of the Record Date, the Company had outstanding 16,761,952 shares of Company Common Stock. See "Voting and Proxies."



     It is anticipated that this Proxy Statement/Prospectus and the enclosed proxy card will be first mailed to holders of the Company Common Stock on the Record Date on or about September 3, 1997.


THE SECURITIES OF THE TRUST DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    The date of this Proxy Statement/Prospectus is September 3, 1997

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable legal or NYSE requirements and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company under the Exchange Act can be inspected and copied without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, materials filed by the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of such materials can also be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made by the
Company through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

     The Trust has filed with the Commission the Registration Statement on Form S-4 with respect to the Trust Shares to be issued upon consummation of the Merger pursuant to the Plan of Reorganization described herein, and this Proxy Statement/Prospectus constitutes the Prospectus of the Trust filed as part of the Registration Statement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Copies of the Registration Statement and the amendments and exhibits thereto may be inspected, without charge, at the offices of the Commission referred to above, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

     Statements contained in this Proxy Statement/Prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each contract or other document filed as an exhibit to the Registration Statement, reference is hereby made to that exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

                      ----------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE MATTERS REFERRED TO HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES COVERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY TO OR BY ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:
(i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 and (iii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering of all securities offered hereby shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus except as so modified or superseded.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS THAT HAVE BEEN OR MAY BE INCORPORATED HEREIN BY REFERENCE (EXCLUDING EXHIBITS TO SUCH INFORMATION UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROXY STATEMENT/PROSPECTUS INCORPORATES). REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO CENTERPOINT PROPERTIES CORPORATION, 401 NORTH MICHIGAN, 30TH FLOOR, CHICAGO, ILLINOIS 60611; ATTENTION: PAUL S. FISHER, SECRETARY, TELEPHONE (312) 346-5600.

                         TABLE OF CONTENTS

                                                             PAGE
                                                             ----
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . .    1

     Date, Time, Place and Purpose of Special Meeting . . .    1
     Stockholders Entitled to Vote  . . . . . . . . . . . .    1
     Vote Required; No Dissenters' Rights . . . . . . . . .    1
     The Company and the Trust  . . . . . . . . . . . . . .    1
     The Plan of Reorganization . . . . . . . . . . . . . .    2
     Recommendation of the Board of Directors . . . . . . .    9

VOTING AND PROXIES  . . . . . . . . . . . . . . . . . . . .    9

     Matters to be Considered at the Special Meeting  . . .    9
     Record Date and Outstanding Shares . . . . . . . . . .    9
     Proxies and Votes Required . . . . . . . . . . . . . .    9
     Solicitation of Proxies and Expenses . . . . . . . . .   10

THE PLAN OF REORGANIZATION  . . . . . . . . . . . . . . . .   11

     Principal Reasons for the Plan of Reorganization . . .   11
     Terms of the Plan of Reorganization  . . . . . . . . .   11
     Comparison of Rights of Stockholders
          of the Company and Shareholders of the Trust. . .   13
     Limitation of Liability of Shareholders  . . . . . . .   17
     Limitation of Liability and Indemnification of
          Directors and Trustees  . . . . . . . . . . . . .   17
     Certain Provisions of Maryland Law . . . . . . . . . .   19
     Regulatory Requirements  . . . . . . . . . . . . . . .   21
     Accounting Treatment . . . . . . . . . . . . . . . . .   21
     Certain Tax Consequences of the
          Plan of Reorganization  . . . . . . . . . . . . .   21
     Stock Certificates and Debenture Certificates  . . . .   21

DESCRIPTION OF SHARES OF BENEFICIAL OWNERSHIP
  IN THE TRUST  . . . . . . . . . . . . . . . . . . . . . .   22

     General  . . . . . . . . . . . . . . . . . . . . . . .   22
     Trust Shares . . . . . . . . . . . . . . . . . . . . .   22
     Class B Trust Shares . . . . . . . . . . . . . . . . .   22
     Trust Preferred Shares . . . . . . . . . . . . . . . .   27
     Restrictions on Ownership  . . . . . . . . . . . . . .   27

DESCRIPTION OF TRUST DEBENTURES . . . . . . . . . . . . . .   28

     General  . . . . . . . . . . . . . . . . . . . . . . .   29
     Conversion . . . . . . . . . . . . . . . . . . . . . .   30
     Subordination of Debentures  . . . . . . . . . . . . .   31
     Optional Redemption  . . . . . . . . . . . . . . . . .   32
     Dividends, Distributions and Acquisitions
      of Common Shares  . . . . . . . . . . . . . . . . . .   32

     Merger, Consolidation, Sale or Conveyance . . . . . . .  33
     Events of Default, Notice and Waiver  . . . . . . . . .  33
     Modification of the Indenture . . . . . . . . . . . . .  34
     Effect of Plan of Reorganization on Holders
      of Company Debentures  . . . . . . . . . . . . . . . .  34

LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . .  35

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  35

OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . .  35

SHAREHOLDER PROPOSALS  . . . . . . . . . . . . . . . . . . .  35

                                   SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL FEATURES OF THE PROPOSAL TO BE VOTED ON AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROXY STATEMENT/PROSPECTUS AND THE EXHIBITS HERETO. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING EXHIBITS IN THEIR ENTIRETY.

DATE, TIME, PLACE AND PURPOSE OF SPECIAL MEETING

     The Special Meeting will be held at the Lower Level Conference Center, 401 North Michigan Avenue, Chicago, Illinois on October 1, 1997 at 11:00 a.m., Central Daylight Time, to approve the Plan of Reorganization which provides for the reorganization of the Company from a Maryland corporation to a Maryland real estate investment trust. See "The Plan of Reorganization."

STOCKHOLDERS ENTITLED TO VOTE


     The Board of Directors has fixed the close of business on August 27, 1997 as the Record Date for the determination of stockholders entitled to receive notice of and vote at the Special Meeting. As of the Record Date, the Company had outstanding and entitled to vote 16,761,952 shares of Company Common Stock. See "Voting and Proxies."


VOTE REQUIRED; NO DISSENTERS' RIGHTS

     In accordance with the Maryland General Corporation Law (the "MGCL") and the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), the affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon will be necessary for approval of the Plan of Reorganization. Under the MGCL, the Company's stockholders will not be entitled to dissenters' rights of appraisal in connection with the Merger. See "Voting and Proxies" and "The Plan of Reorganization--Comparison of Rights of Stockholders of the Company and Shareholders of the Trust."

THE COMPANY AND THE TRUST

     The Company is a self-administered and self-managed real estate company focused on the acquisition, development, redevelopment, management and ownership of warehouse/industrial property located in metropolitan Chicago (defined as the area within a 100-mile radius of Chicago), which, according to a ranking of markets published by CB Commercial/Torto Wheaton Research, is the largest warehouse/industrial market in the United States.

     As of June 30, 1997, the Company owned and managed a portfolio of 79 warehouse/industrial properties, containing approximately 16.0 million square feet of space. Based on published statistics regarding square feet of space owned and managed by other firms and publicly available information filed with the Commission, as well as its knowledge and experience in the market, the Company believes it is the largest owner and operator of warehouse/industrial property in metropolitan Chicago. The Company also owns and manages three retail properties, one office property and one apartment property. The Company's properties are currently 95% leased, with the warehouse/industrial properties occupied by 133 tenants in diverse industries and no tenant accounting for the lease of more than 5% of the total square footage of the Company's warehouse/industrial portfolio.
Substantially all of the Company's properties have been constructed or renovated during the past ten years.

     The Trust was organized as a Maryland real estate investment trust on August 13, 1997 by the Company to succeed to and continue the business of the Company upon consummation of the Merger of the Company with and into the Trust pursuant to the Plan of Reorganization. The Trust has conducted no business to date other than that incident to the Plan of Reorganization and has no material assets or liabilities.

     The Company filed with its 1994 Federal tax return an election for qualification to be taxed as a real estate investment trust (a "REIT") under Sections 856 through 858 of the Internal Revenue Code of 1986, as amended (the "Code"), which election became effective as of January 1, 1994. The consummation of the Merger should not adversely affect the ability of the Trust, as successor to the Company, to qualify as a REIT under the Code. Ungaretti & Harris, independent counsel to the Company and the Trust, has delivered to the Company and the Trust an opinion to the effect that the Trust, as successor to the Company, will qualify as a REIT under the Code. See "The Plan of Reorganization--Certain Tax Consequences of the Plan of Reorganization."

     The consummation of the Merger will not cause any change in the Company's management, business, assets or liabilities.

     The principal executive offices of both the Company and the Trust are located at 401 North Michigan Avenue, 30th Floor, Chicago, Illinois 60611, telephone (312) 346-5600.

THE PLAN OF REORGANIZATION

     PRINCIPAL REASONS FOR THE PLAN OF REORGANIZATION

     The principal reason for the Plan of Reorganization is to eliminate the obligation to pay substantial franchise taxes each year in the State of Illinois. Most of the Company's properties are located in the State of Illinois, and the Company is qualified as a foreign corporation to conduct business in the State of Illinois and is subject to the Illinois franchise tax. In fiscal years 1996, 1995 and 1994, the Company paid $396,418, $186,003 and $53,365, respectively, in annual franchise taxes to the State of Illinois. The State of Illinois, however, does not recognize a trust as an entity for purposes of imposing franchise taxes. As a result, the Trust will not be liable for the payment of franchise taxes in the State of Illinois.
If the Plan of Reorganization is approved by the stockholders of the Company and the Merger is consummated, the Company's successor, the Trust, will save over a five year period, based on the Company's paid-in-capital as of June 30, 1997, approximately $879,000 (or $.045 per fully-diluted share), net of estimated expenses expected to be incurred in connection with the reorganization (approximately $500,000). There is no assurance, however, that the State of Illinois will not amend its laws in the future to recognize trusts as entities liable for the payment of franchise taxes.

     In addition, the Trust will be governed under Maryland law by the real estate investment trust statute, Title 8, which is specifically tailored for REITs, and the Trust will continue to benefit from the favorable perception held by the experienced REIT investor community of Maryland law as beneficial to REITs.

     For these reasons, the Board of Directors of the Company believes that the Plan of Reorganization is in the best interests of the Company and its stockholders. See "The Plan of

Reorganization--Principal Reasons for the Plan of Reorganization;" and "--Comparison of Rights of Stockholders of the Company and Shareholders of the Trust."

     TERMS OF THE PLAN OF REORGANIZATION

     The Plan of Reorganization will be effected through the Merger of the Company with and into the Trust. As a result of the Merger, the Trust will be the surviving entity, the separate existence of the Company will terminate, each outstanding share of Company Common Stock will be converted into one Trust Share, each outstanding share of Class B Common Stock of the Company will be converted into one Class B Common Share of beneficial interest in the Trust and the outstanding principal amount of the Company Debentures will be assumed by the Trust and converted into the same principal amount of Trust Debentures. As a consequence of the Merger, all properties, assets, liabilities and obligations of the Company will become properties, assets, liabilities and obligations of the Trust. Upon consummation of the Merger, each of the persons who is then a director or officer of the Company will continue as a trustee or officer, respectively, of the Trust, and the shareholders of the Trust will be governed by the Trust's organizational documents, the Declaration of Trust attached hereto as Exhibit B (the "Declaration of Trust") and By-laws attached hereto as Exhibit C (the "Trust By-laws"). See "The Plan of Reorganization--Comparison of Rights of Stockholders of the Company and Shareholders of the Trust."

     The Plan of Reorganization has been adopted by the Board of Directors of the Company, subject to stockholder approval, pursuant to its authority under the MGCL to cause a merger of the Company with and into a trust. The Merger will become effective upon the latest of the following to occur: (i) stockholder approval of the Plan of Reorganization in accordance with the provisions of the MGCL; (ii) authorization of the Trust Shares and Trust Debentures for listing on the NYSE, subject to official notice; and (iii) the execution and filing of the Articles of Merger in accordance with the MGCL and Title 8. It is expected that official notice of the listing of the Trust Shares and the Trust Debentures on the NYSE will occur at the time of the effectiveness of the Merger and that the listing of the Company Common Stock and the Company Debentures on the NYSE will be simultaneously terminated.
The Trust Shares and the Trust Debentures will thereafter continue to be listed on the NYSE in accordance with the applicable rules of the NYSE.

     The Company anticipates that the Merger will become effective as promptly as practicable following stockholder approval of the Plan of Reorganization at the Special Meeting. The Plan of Reorganization provides that the Merger may be abandoned by the Company or by the Trust at any time prior to its effectiveness. The Company has no current intention of abandoning or causing the Trust to abandon the Merger subsequent to the Special Meeting if stockholder approval is obtained.

     If the Plan of Reorganization is approved and the Merger is consummated, the obligations of the Company under the Company's 1995 Director Stock Plan, the 1995 Restricted Stock Incentive Plan and the 1993 Stock Option Plan and option agreements will be assumed by the Trust, and all rights of the participants therein to receive grants of Company Common Stock or options to purchase shares of Company Common Stock on the terms and conditions of the applicable Plans or option agreements will be converted into rights to receive such grants of Trust Shares or options to purchase Trust Shares, respectively, on the same terms and conditions.

     See "The Plan of Reorganization--Terms of the Plan of Reorganization."

     COMPARISON OF RIGHTS OF STOCKHOLDERS OF THE COMPANY AND SHAREHOLDERS OF THE TRUST

     The rights of stockholders of the Company are currently governed by the Company's Articles of Incorporation, the Company's Amended and Restated By-laws (the "Company By-laws") and the MGCL. If the Plan of Reorganization is approved by the Company's stockholders and the Merger is consummated, the Trust will be the surviving entity in the Merger and the rights of the shareholders of the Trust will be governed by the Trust's organizational documents, the Declaration of Trust and Trust By-laws, and by Title 8.

     As a Maryland corporation, the Company is subject to the MGCL, a general corporation statute which addresses a wide variety of corporate governance matters. As a Maryland real estate investment trust, the Trust is subject to Title 8, the statute governing Maryland real estate investment trusts. While Title 8 covers some of the matters addressed in the MGCL, there are many matters covered by the MGCL which are not addressed in Title 8. Accordingly, it is the general practice for an entity organized as a Maryland real estate investment trust to address a number of the matters covered by the MGCL but not covered by Title 8 through provisions in its declaration of trust and by-laws, the organizational documents of a trust analogous to a corporation's articles of incorporation and by-laws. The Declaration of Trust and Trust By-laws are intended to afford holders of Trust Shares rights substantially similar to those of the Company's stockholders, although the reorganization of the Company from a corporation to a real estate investment trust will result in certain material differences in such rights.

     The following table compares certain of the existing rights of stockholders of the Company with those of shareholders of the Trust.

             PROVISION                               COMPANY                                 TRUST
             ---------                               -------                                 -----

Election of Directors/                  Under the Articles of                   Under the Declaration of Trust,
Trustees                                Incorporation, stockholders elect       shareholders elect trustees
                                        directors at an annual meeting          at an annual meeting.

Removal of Directors/                   Under the Company By-laws,              Under the Trust By-laws, holders
Trustees                                holders of a majority of the            of a majority of the outstanding
                                        outstanding shares of Company           Trust Shares entitled to vote on
                                        Common Stock entitled to vote on        the matter may remove a trustee,
                                        the matter may remove a director,       with or without cause.
                                        with or without cause.

Dividends                              Under the MGCL, stockholders are         No limitations.
                                       entitled to receive dividends as
                                       and when declared by the Board of
                                       Directors, provided that no
                                       distribution on any class of
                                       stock may be made if, after
                                       giving effect to such
                                       distribution, the Company would
                                       not be able to pay its
                                       indebtedness as it becomes due or
                                       the Company's total assets would
                                       be less than the sum of its
                                       liabilities plus the amount that
                                       would be needed to


                                     -4-


             PROVISION                               COMPANY                                 TRUST
             ---------                               -------                                 -----

                                        satisfy preferential rights upon
                                        dissolution of stockholders whose
                                        preferential rights on
                                        dissolution are superior to the
                                        rights of the holders of such
                                        class of stock.

Preferred Stock                         Under the MGCL, shares of               Under Title 8, preferred shares
                                        preferred stock may be issued           of beneficial interest may be
                                        from time to time in one or more        issued from time to time in one
                                        series as authorized by the Board       or more series as authorized by
                                        of Directors.                           the Board of Trustees.

Stockholder Action                      Under the MGCL, any stockholders'       Under the Trust By-laws, any
Without a Meeting                       action may be effected by a             shareholders' action may be
                                        written consent signed by all of        effected by a written consent
                                        the stockholders entitled to vote       signed by all of the shareholders
                                        thereon.                                entitled to vote thereon.

Director/Trustee Action                 Under the MGCL, any directors'          Under the Trust By-laws, any
Without a Meeting                       action may be effected by a             trustees' action may be effected
                                        written consent signed by all of        by a written consent signed by
                                        the directors.                          all of the trustees.

Amendment of Constitutional             Under the MGCL, amendment of the        Under Title 8, amendment of the
Documents                               Articles of Incorporation               Declaration of Trust requires
                                        requires approval by a majority         approval by a majority of the
                                        of the Board of Directors and the       Board of Trustees and the
                                        affirmative vote of the holders         affirmative vote of the holders
                                        of two-thirds of the outstanding        of two-thirds of the outstanding
                                        shares of Company Common Stock          Trust Shares entitled to vote on
                                        entitled to vote on the matter.         the matter; however, the trustees
                                                                                may amend the Declaration of
                                        Amendment of the Company By-laws        Trust by a two-thirds vote to
                                        requires approval by a majority         enable the Trust to qualify as a
                                        of the Board of Directors, and          real estate investment trust
                                        any by-law adopted by the               under the Internal Revenue Code
                                        stockholders may be altered,            or under Title 8.
                                        amended or repealed by a majority
                                        of the directors.                       Under the Declaration of Trust,
                                                                                amendment of the Trust By-laws
                                                                                requires approval by a majority
                                                                                of the Board of Trustees, subject
                                                                                to repeal or change of such
                                                                                amendment by the affirmative vote
                                                                                of a majority of the shareholders
                                                                                entitled to vote on the matter.


                                     -5-


             PROVISION                               COMPANY                                 TRUST
             ---------                               -------                                 -----

Voting on Merger,                       Under the MGCL, a consolidation,        Under Title 8, a merger of the
Consolidation or Sale of Assets         merger, share exchange or               Trust into another entity
                                        transfer of all or substantially        requires the approval of the
                                        all of the Company's assets             Board of Trustees and the holders
                                        requires the approval of the            of two-thirds of the outstanding
                                        Board of Directors and the              Trust Shares entitled to vote
                                        holders of two-thirds of the            thereon.
                                        outstanding shares of Company
                                        Common Stock entitled to vote           Under the Declaration of Trust,
                                        thereon.                                the consolidation or sale of all
                                                                                or substantially all of the
                                                                                Trust's assets requires the
                                                                                approval of the holders of
                                                                                two-thirds of the outstanding
                                                                                Trust Shares entitled to vote
                                                                                thereon.

Stockholders' Rights to                 Under the Company By-laws, the          Under the Trust By-laws, the
Call Special Meeting                    holders of not less than 25% of         holders of not less than 25% of
                                        the outstanding shares of Company       the outstanding Trust Shares
                                        Common Stock entitled to vote on        entitled to vote on a matter may
                                        a matter may call a special             call a special meeting.
                                        meeting.

Share Ownership Limit                   The Articles of Incorporation           The Declaration of Trust imposes
                                        impose an Ownership Limit of 9.8%       an  Ownership Limit of 9.8% in
                                        in value of the outstanding             value of the outstanding Trust
                                        shares of Company Common Stock by       Shares by any holder to ensure
                                        any holder to assure against            against closely held REIT
                                        closely held REIT                       disqualification, subject to
                                        disqualification, subject to            certain exceptions.
                                        certain exceptions.


Dissolution                             Under the MGCL, the Company may         Under the Declaration of Trust,
                                        be dissolved by the vote of the         the Trust may be dissolved or
                                        holders of two-thirds of the            terminated by the vote of the
                                        shares of Company Common Stock          holders of two-thirds of the
                                        entitled to vote on the matter.         Trust Shares entitled to vote on
                                                                                the matter.

Advance Notice for                      Under the Articles of                   Under the Declaration of Trust,
Stockholder Nominations                 Incorporation, advance notice           advance notice must be given by
and Proposals                           must be given by holders of             holders of Trust Shares to
                                        Company Common Stock to nominate        nominate trustees or bring other
                                        directors or bring other business       business before an annual meeting
                                        before an annual meeting of             of shareholders.
                                        stockholders.

Restrictions on Investment              No restrictions on investment and       Under Title 8, the Trust must
and Use of Assets                       use of assets.                          hold at least 75% of the value of
                                                                                its assets in certain real estate
                                                                                assets, government securities,
                                                                                cash and cash items.


     As described above, the Declaration of Trust and the Trust By-laws address many of the matters covered by the MGCL which are not addressed in Title 8. However, unlike an amendment to the MGCL which must be approved by legislative action of the State of Maryland, the Declaration of Trust may be amended by the vote of a majority of the Board of Trustees and the vote of two-thirds of the shareholders entitled to vote on a matter (except that an amendment to the Declaration of Trust to enable the Trust to qualify the Trust as a real estate investment trust under the Internal Revenue Code or under Title 8 requires only the vote of two-thirds of the trustees) and the Trust By-laws may be amended by the vote of a majority of the Board of Trustees, subject to repeal or change of such amendment by the affirmative vote of a majority of the shareholders of the Trust entitled to vote thereon. See "The Plan of Reorganization--Comparison of Rights of Stockholders of the Company and Shareholders of the Trust."

     The discussion of the comparative rights of stockholders of Company and shareholders of the Trust set forth above does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and Title 8 and to the Articles of Incorporation and By-laws of the Company and the Declaration of Trust and the Trust By-laws. Copies of these documents have been filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part, and copies of the Declaration of Trust and the Trust By-laws are attached to this Proxy Statement as Exhibits B and C, respectively. See "Available Information."

     LIMITATION OF LIABILITY OF SHAREHOLDERS

     As stockholders of a corporation, holders of shares of the Company Common Stock are generally not responsible for the Company's debts and obligations. The Declaration of Trust similarly provides that no shareholder of the Trust shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder. Shareholders of the Trust are expressly granted limited liability protection under the laws of the States of Maryland, where the Trust is organized, and Illinois, where most of the Trust's properties will be located, as well as certain other states. Under Maryland law, shareholders of the Trust will not be held liable for the debts and obligations of the Trust in the State of Maryland except (i) for actual receipt of an improper personal benefit in money, property or services or
(ii) for active and deliberate dishonesty established by a final judgment as being material to the cause of action. Under Illinois law, the shareholders or beneficiaries of a real estate investment trust are not personally liable for the obligations of the real estate investment trust.

     Because not all states have statutes that recognize the legal existence of business trusts and expressly acknowledge the limited liability of the shareholders of such entities, it will be the Trust's policy, as provided in the Declaration of Trust, to include in written agreements to which the Trust becomes a party after the effective date of the Merger a provision that shareholders assume no personal liability for obligations entered into on behalf of the Trust. However, with respect to tort claims, contractual claims where shareholder liability is not so negated (including certain existing contractual obligations of the Company assumed by the Trust as a consequence of the Merger), claims for taxes and certain statutory liability, a shareholder of the Trust may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Trust. Inasmuch as the Trust will carry public liability insurance which it considers adequate, any risk of personal liability to shareholders would be limited to situations in which the Trust's assets together with its insurance coverage would be insufficient to satisfy the claims against the Trust and its shareholders. See "The Plan of Reorganization--Limitation of Liability of Shareholders."

     LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND TRUSTEES

     Both the Articles of Incorporation and the Declaration of Trust contain express provisions limiting the liability of the Company's directors and officers and the Trust's trustees and officers, respectively, to the maximum extent permitted by Maryland law. The Declaration of Trust also provides th e trustees and officers of the Trust with limited liability in the absence of any Maryland statute limiting the liability of the trustees and officers of the Trust for money damages in a suit by or on behalf of the Trust or by any shareholder thereof in certain circumstances. The MGCL and Title 8 permit the charter and declaration of trust of a Maryland corporation or real estate investment trust, respectively, to expand or limit the liability of the corporation's directors and officers or the trust's trustees and officers with certain exceptions. However, Title 8 also provides that, although trustees and officers of a Maryland real estate investment trust are not personally liable for the obligations of the trust, trustees are not relieved from liability for any act that constitutes (a) bad faith, (b) willful misfeasance, (c) gross negligence or (d) reckless disregard of the trustee's duties.

     In addition, both the Company's Articles of Incorporation and By-laws and the Trust's Declaration of Trust and Trust By-laws authorize the Company and the Trust, respectively, to indemnify their present and former directors or trustees, as the case may be, and certain other persons to the maximum extent permitted by Maryland law, subject to certain exceptions. See "The Plan of Reorganization--Limitation of Liability and Indemnification of Directors and Trustees."

     REGULATORY REQUIREMENTS

     Neither the Company nor the Trust is aware of any Federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to consummation of the Merger pursuant to the Plan of Reorganization, other than compliance with applicable Federal and state securities laws and the filing of the articles of merger as required under the MGCL and Title 8. See "The Plan of Reorganization--Regulatory Requirements."

     CERTAIN TAX CONSEQUENCES OF THE PLAN OF REORGANIZATION

     Ungaretti & Harris, as independent tax counsel to the Company and the Trust, has delivered to the Company an opinion (the "Tax Opinion") to the effect that the Merger will be an "F reorganization" within the meaning of the Code. As a consequence of such treatment, no gain or loss will be recognized by the Company, the Trust or the stockholders in connection with the exchange of shares of stock in the Company for shares of beneficial interest in the Trust. Stockholders will receive shares of beneficial interest in the Trust with the same basis and holding period for Federal income tax purposes as the shares of stock surrendered in the exchange. The Trust will succeed to the basis and holding period of the Company with respect to assets the Trust receives in the Merger. The Tax Opinion also concludes that the Merger will not adversely affect the Company's continued qualification as a REIT. For Federal income tax reporting purposes, the Trust will be considered the same entity as the Company. See "The Plan of Reorganization--Certain Tax Consequences of the Plan of Reorganization."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company unanimously recommends that the Company's stockholders vote FOR the approval of the Plan of Reorganization providing for the reorganization of the Company from a Maryland corporation to a Maryland real estate investment trust.

                           VOTING AND PROXIES

     This Proxy Statement/Prospectus is being furnished to holders of Company Common Stock on the Record Date in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's Special Meeting of Stockholders to be held at the Lower Level Conference Center, 401 North Michigan Avenue, Chicago, Illinois on October 1, 1997 at 11:00 a.m., Central Daylight Time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders of the Company.

     This Proxy Statement/Prospectus and the accompanying proxy cards are first being mailed to the Company's stockholders on or about September 3, 1997.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, stockholders of record as of the close of business on the Record Date will be asked to consider and vote upon the proposals (i) to approve the Plan of Reorganization and (ii) to transact such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

RECORD DATE AND OUTSTANDING SHARES


     Only holders of record of Company Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 16,761,952 shares of Company Common Stock outstanding and entitled to vote held beneficially by approximately 4,086 stockholders. Each stockholder of the Company is entitled to one vote for each share of Company Common Stock held as of the close of business on the Record Date.



     As of the close of business on the Record Date, directors and executive officers of the Company and their affiliates were beneficial owners of approximately 1,875,807 shares of Company Common Stock, representing approximately 11.2% of the outstanding shares of Company Common Stock entitled to vote on the Plan of Reorganization, including 1,008,478 shares, representing approximately 6% of the outstanding shares, held by Capital and Regional Properties plc, of which Martin Barber, Chairman of the Company's Board of Directors, is Chairman. All of such persons have indicated their intent to vote in favor of approval of the Plan of Reorganization. The officers and directors of the Company as of the date of this Proxy Statement/Prospectus will be the officers and trustees of the Trust upon the consummation of the Merger.


PROXIES AND VOTES REQUIRED

     All proxies that are properly executed and returned, unless previously revoked (or unless the person granting the proxy attends the meeting and votes in person), will be voted at the Special Meeting in accordance with the instructions indicated thereon, and proxy cards submitted without specification will be voted FOR approval of the Plan of Reorganization. The Company's management knows of no matters other than the matters set forth in this Proxy Statement/Prospectus to be submitted at the Special Meeting. However, if any other business not specified in this Proxy Statement/Prospectus properly comes before the Special Meeting, it is the intention of the persons named in the proxy to vote in respect thereof in accordance with their best judgment. The execution of a proxy will not affect a Company stockholder's right to attend the Special Meeting and vote in person. A stockholder of the Company who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by delivery to the Secretary of the Company of a written notice stating that the proxy is revoked, by execution and delivery of a proxy bearing a later date or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, by itself, revoke a proxy.

     A majority of the shares of Company Common Stock outstanding and entitled to vote thereat will constitute a quorum at the Special Meeting. If a share is represented for any purpose at the Special Meeting, it is deemed present for all other matters thereat. Under the MGCL, the approval of the Plan of Reorganization requires the affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock. A stockholder who abstains from a vote on any matter by registering an abstention will be deemed present at the Special Meeting for quorum purposes but will not be deemed to have voted on that matter, and the abstentions will count as a vote against the matter under consideration. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instruction from the beneficial owners, but with respect to one or more other matters does not receive instructions from the beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the Special Meeting for quorum purposes but will not be deemed to have voted on such other matters and will be deemed to have been voted as a vote against the matter under consideration. Proxy cards submitted without specification will be voted FOR approval of the Plan of Reorganization.

SOLICITATION OF PROXIES AND EXPENSES

     The solicitation of proxies for the Special Meeting is being made by the Board of Directors of the Company and will be done principally by mail. The Company will bear the entire cost of solicitation of proxies from the Company's stockholders and of preparing, assembling, printing and mailing this Proxy Statement/Prospectus, the proxy and any additional information furnished to the Company's stockholders. Copies of solicitation material will be furnished to brokerage houses, banks, fiduciaries and other custodians or nominees holding in their names shares of Company Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing owners of shares of Company Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. In addition, the Company has engaged Corporate Investor Communications, Inc. to furnish solicitation services on its behalf. No additional compensation will be paid to directors, officers or other regular employees for such services, but Corporate Investor Communications, Inc. will be paid a fee for its services, estimated to be approximately $6,000, plus reimbursement of its expenses.

     THE COMPANY'S STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                      THE PLAN OF REORGANIZATION

PRINCIPAL REASONS FOR THE PLAN OF REORGANIZATION

     The principal reason for the Plan of Reorganization is to eliminate the obligation to pay substantial franchise tax liabilities each year in the State of Illinois. The Company was originally organized under Maryland law in order to take advantage of the common perception by the experienced REIT investor community that Maryland law confers the most beneficial framework within which REITs may operate and develop. Most of the Company's properties, however, are located in the State of Illinois, and, as a result, the Company is qualified as a foreign corporation to conduct business in the State of Illinois and is subject to the Illinois franchise tax. The Illinois franchise tax payable annually by foreign corporations is determined based on the amount of the corporation's paid-in-capital, and the amount of the franchise tax is increased by the issuance of additional shares. In fiscal years 1996, 1995 and 1994, the Company paid $396,418, $186,003 and $53,365, respectively, in annual franchise taxes to the State of Illinois.

     The State of Illinois, however, does not recognize a trust as an entity for purposes of imposing the annual franchise tax. If the Plan of Reorganization is approved by the stockholders and the Merger is consummated, the Company's successor, the Trust, will not be recognized as an entity in the State of Illinois for purposes of imposing franchise tax liability and will not be liable for the payment of Illinois franchise taxes. Management believes that the savings from annual Illinois franchise taxes (based on the amount of the Company's paid-in-capital as of June 30, 1997) over a five year period will be approximately $879,000 (or $.045 per fully-diluted share), net of estimated expenses expected to be incurred in connection with the reorganization (approximately $500,000). Future increases in paid-in-capital, which could result from the sale of additional shares or the conversion of Trust Debentures, would increase these savings. There is no assurance, however, that the State of Illinois will not amend its laws to recognize trusts as entities liable for the payment of annual franchise taxes.

     In addition, the Trust will be governed under Maryland law by the real estate investment trust statute, Title 8, which is specifically tailored for REITs, and the Trust will continue to benefit from the favorable perception held by the experienced REIT investor community of Maryland law. See "--Comparison of Rights of Stockholders of the Company and Shareholders of the Trust."

     For these reasons, the Board of Directors of the Company believes that the Plan of Reorganization is in the best interests of the Company and its stockholders.

TERMS OF THE PLAN OF REORGANIZATION

     The following summary of the terms of the Plan of Reorganization is qualified in its entirety by reference to the Plan of Reorganization, a copy of which is attached as Exhibit A hereto and is incorporated by reference herein. Stockholders of the Company are urged to review the Plan of Reorganization in its entirety.

     The Plan of Reorganization will be effected through the Merger of the Company with and into the Trust, as a result of which the Trust will be the surviving entity and the separate existence of the Company will terminate. Upon the effectiveness of the Merger, each outstanding share of Company Common Stock will be converted into one Trust Share, the Trust Share held by the Company will be canceled and returned to the status of authorized but unissued Trust Shares; each outstanding share of Class B Common Stock of the Company will be converted into one Class B Common Share of Beneficial Interest in the Trust, each share of capital stock of the Company held as treasury shares will be canceled without any consideration therefor; and the outstanding principal amount of the Company Debentures will be assumed by the Trust and converted into the same principal amount of Trust Debentures. As a consequence of the Merger, all properties, assets, liabilities and obligations of the Company will become properties, assets, liabilities and obligations of the Trust. For Federal income tax reporting purposes, the Trust will be considered to be the same entity as the Company. See "The Plan of Reorganization--Certain Tax Consequences of the Plan of Reorganization."

     The Plan of Reorganization has been adopted by the Board of Directors of the Company, subject to stockholder approval, pursuant to its authority under the MGCL to cause a merger of the Company with and into a trust.

     The Merger will become effective upon the latest of the following to occur: (i) stockholder approval of the Plan of Reorganization in accordance with the provisions of the MGCL, (ii) authorization of the Trust Shares and Trust Debentures for listing on the NYSE, subject to official notice and
(iii) the execution and filing of the Articles of Merger in accordance with the MGCL and Title 8. It is expected that official notice of the listing of the Trust Shares and Trust Debentures on the NYSE will occur at the time of the effectiveness of the Merger and that the listing of the Company Common Stock and Company Debentures on the NYSE will be simultaneously terminated. The Trust Shares and the Trust Debentures will thereafter continue to be listed on the NYSE in accordance with the applicable rules of the NYSE. The Company anticipates that the Merger will become effective as promptly as practicable following stockholder approval of the Plan of Reorganization at the Special Meeting. The Plan of Reorganization provides that the Merger may be abandoned by the Company or by the Trust at any time prior to its effectiveness. The Company has no current intention of abandoning or causing the Trust to abandon the Merger subsequent to the Special Meeting if stockholder approval is obtained.

     Upon consummation of the Merger, the Trust and its shareholders will be governed by the Trust's Declaration of Trust and Trust By-laws, copies of which are attached hereto as Exhibits B and C, respectively. See "--Comparison of Rights of Stockholders of the Company and Shareholders of the Trust." In addition, on the effective date of the Merger, each of the persons serving as a director and/or officer of the Company will continue as a trustee and/or officer, respectively, of the Trust.

     If the Plan of Reorganization is approved and the Merger is consummated, the obligations of the Company under the Company's 1995 Director Stock Plan and 1995 Restricted Stock Incentive Plan will be assumed by the Trust and all rights of the participants therein to receive grants of Company Common Stock on the terms and conditions of the applicable Plan will be converted into rights to receive grants of Trust Shares on the same terms and conditions.
In addition, the obligations of the Company under the Company's 1993 Stock Option Plan and option agreements will be assumed by the Trust and all rights of the participants therein to receive grants of options to purchase shares of Company Common Stock on the terms and conditions of the Stock Option Plan or option agreements will be converted into rights to receive grants of options to purchase Trust Shares on the same terms and conditions.

     At the effective date of the Merger, each certificate representing shares of Company Common Stock will be deemed for all purposes to evidence the same number of Trust Shares; each certificate representing shares of Class B Common Stock of the Company will be deemed for all purposes to evidence the same number of Class B Common Shares of beneficial interest of the Trust; and each certificate representing the principal amount of outstanding Company Debentures will be deemed for all purposes to evidence the same principal amount of Trust Debentures. Holders of Company Common Stock, Class B Common Stock and Company Debentures will not be required to exchange their certificates for certificates representing Trust Shares, Class B Common Shares or Trust Debentures, as the case may be, into which their securities will have been converted in the Merger.

     See "The Plan of Reorganization--Terms of the Plan of Reorganization."

COMPARISON OF RIGHTS OF STOCKHOLDERS OF THE COMPANY AND SHAREHOLDERS OF THE
TRUST

     GENERAL

     The rights of stockholders of the Company are currently governed by the Company's Articles of Incorporation and By-laws and by the MGCL. If the Plan of Reorganization is approved by the Company's stockholders and the Merger is consummated, the Trust will be the surviving entity in the Merger, the separate existence of the Company will terminate, each outstanding share of Company Common Stock will be converted into one Trust Share; each outstanding share of Class B Common Stock of the Company will be converted into one Class B Common Share of the Trust; and the rights of the shareholders of the Trust will be governed by the Trust's organizational documents, the Declaration of Trust and the Trust By-laws, and by Title 8.

     As a Maryland corporation, the Company is subject to the MGCL, a general corporation statute which addresses a wide variety of corporate governance matters. As a Maryland real estate investment trust, the Trust is subject to Title 8, the statute governing Maryland real estate investment trusts. While Title 8 covers some of the matters addressed in the MGCL, there are many matters covered by the MGCL which are not addressed in Title 8. Accordingly, it is the general practice for Maryland real estate investment trusts to address a number of the matters covered by the MGCL but not covered by Title 8 through provisions in the declaration of trust and by-laws, the organizational documents of a trust analogous to a corporation's articles of incorporation and by-laws. The Declaration of Trust and Trust By-laws are intended to afford holders of Trust Shares rights substantially similar to the rights of the Company's stockholders, although the reorganization of the Company from a corporation to a real estate investment trust will result in certain material differences in such rights. See "--Amendment of Constitutional Documents" and "The Plan of Reorganization--Limitation of Liability of Shareholders;" and "--Limitation of Liability and Indemnification of Directors and Trustees."

     The following discussion compares certain of the existing rights of stockholders of the Company with those of shareholders of the Trust. Such discussion is qualified in its entirety by reference to the MGCL and Title 8, and also to the Articles of Incorporation and By-laws of the Company and the Declaration of Trust and the Trust By-laws. See "Available Information."

     BOARD OF DIRECTORS AND BOARD OF TRUSTEES

     The Articles of Incorporation provide that the number of directors of the Company may be established by the Board of Directors but may not be fewer than three nor more than ten, and, pursuant to the Company By-laws, a majority of the Board of Directors must be independent. Under the Articles of

Incorporation, the stockholders of the Company elect all of the members of the Board of Directors at the annual meeting of stockholders.

     The Declaration of Trust provides that the number of trustees of the Trust may be established by the Board of Trustees but may not be fewer than three nor more than ten, and, pursuant to the Trust By-laws, a majority of the Board of Trustees must be independent. Under the Declaration of Trust, the shareholders of the Trust elect the members of the Board of Trustees at the annual meeting of shareholders.

     Any vacancy on the Board of Directors or Trustees will be filled at any regular meeting or at any special meeting of shareholders called for that purpose or by a majority of the remaining directors or trustees, respectively, except that a vacancy resulting from an increase in the number of directors or trustees, respectively, will be filled by a majority of the entire Board. Neither holders of Company Common Stock nor holders of Trust Shares will have any right to cumulative voting in the election of directors or trustees, respectively. See "The Plan of Reorganization--Limitation of Liability and Indemnification of Directors and Trustees."

     REMOVAL OF DIRECTORS AND TRUSTEES

     Pursuant to the MGCL and the Company's By-laws, the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the matter may remove a director, with or without cause. Similarly, pursuant to Title 8 and the Trust By-laws, the holders of a majority of the outstanding Trust Shares entitled to vote on the matter may remove a trustee, with or without cause.

     DIVIDENDS

     Under the MGCL, holders of Company Common Stock are entitled to receive dividends as and when declared by the Board of Directors, except that no distribution may be made if, after giving effect to such distribution, the Company would not be able to pay its indebtedness as it becomes due or the Company's total assets would be less than the sum of its liabilities plus the amount that would be needed to satisfy preferential rights of the stockholders whose preferential rights on dissolution are superior. Title 8 contains no limitations on the payment of dividends or other distributions by the Trust.

     PREFERRED STOCK

     The MGCL and the Company's Articles of Incorporation provide that shares of preferred stock may be issued from time to time in one or more series as authorized by the Board of Directors. Similarly, Title 8 and the Trust's Declaration of Trust provide that preferred shares of beneficial interest may be issued from time to time in one or more series as authorized by the Board of Trustees. Neither the Company nor the Trust has issued any preferred shares. See "Description of Shares of Beneficial Interest in the Trust--Preferred Shares."

     STOCKHOLDER ACTION WITHOUT A MEETING

     Pursuant to the MGCL and the Company's By-laws, the stockholders of the Company may take any action without a meeting by consent in writing signed by all of the stockholders entitled to vote on the matter and any stockholder entitled to notice of a meeting of the stockholders (but not to vote thereat) has waived any right to dissent from such action. Pursuant to the Trust By-laws, the shareholders of the Trust may take any action without a meeting by consent in writing signed by all of the shareholders entitled to vote on the matter and any shareholder entitled to notice of a meeting of the shareholders (but not to vote thereat) has waived any right to dissent from such action.

     DIRECTOR/TRUSTEE ACTION WITHOUT A MEETING

     Pursuant to the MGCL and the Company's By-laws, the directors of the Company may take any action without a meeting by consent in writing signed by all of the directors. Similarly, pursuant to the Trust By-laws, the trustees of the Trust may take any action without a meeting by consent in writing signed by all of the trustees.

     AMENDMENT OF CONSTITUTIONAL DOCUMENTS

     An amendment to the Articles of Incorporation requires approval of a majority of the Board of Directors and the affirmative vote of two thirds of the outstanding shares of Company Common Stock entitled to vote on the matter. An amendment to the By-laws of the Company requires the approval of a majority of the Board of Directors, and any by-law adopted by the stockholders may be altered, amended or repealed by a majority of the directors.

     The Declaration of Trust and the Trust By-laws address many of the matters covered by the MGCL which are not addressed in Title 8. However, unlike an amendment to the MGCL which must be approved by the legislature of the State of Maryland, the Trust's Declaration of Trust may be amended by the vote of a majority of the Board of Trustees and the vote of two-thirds of shareholders entitled to be cast on the matter (provided the trustees may amend the Declaration of Trust by a two-thirds vote to enable the Trust to qualify as a real state investment trust under the Internal Revenue Code or under Title 8), and the Trust By-laws may be amended by the vote of a majority of the Board of Trustees, subject to repeal or change of such amendment by the vote of a majority of the shareholders of the Trust entitled to vote thereon.

     MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL OF THE ASSETS

     The MGCL provides that the Company's Board of Directors must approve a consolidation, merger, share exchange or transfer by the Company of substantially all of its assets, and that the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote on the matter must thereafter approve the transaction. Title 8 provides that a merger of the Trust into another trust, corporation, limited partnership or limited liability company must be approved by the Board of Trustees and the holders of two-thirds of the outstanding Trust Shares entitled to vote on the matter.
 Under the Declaration of Trust, the consolidation or sale of substantially all of the Trust's assets requires the approval of the holders of two-thirds of the outstanding Trust Shares entitled to vote thereon.

     SHAREHOLDERS' RIGHTS TO CALL A SPECIAL MEETING

     Pursuant to the Company By-laws and the Trust By-laws, the holders of not less than 25% of the outstanding shares of Company Common Stock or Trust Shares, respectively, entitled to vote on the matter may call a special meeting of shareholders.

     SHARE OWNERSHIP LIMIT

     Pursuant to the Articles of Incorporation of the Company and the Declaration of Trust of the Trust, no holder may own more than 9.8% in value of the outstanding Company Common Stock or Trust Shares, respectively, subject to certain exceptions. See "Description of Shares of Beneficial Interest in the Trust--Limitations on Ownership."

     DISSOLUTION

     Pursuant to the MGCL, the dissolution of the Company must be approved by the affirmative vote of the holders of not less than two-thirds of the shares of Company Common Stock entitled to vote on the matter. Under the Declaration of Trust, the dissolution or termination of the Trust must be approved by the affirmative vote of the holders of not less than two-thirds of the Trust Shares entitled to vote on the matter.

     ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Both the Company's By-laws and the Trust's Declaration of Trust establish an advance notice procedure for holders of Company Common Stock and Trust Shares, respectively, to make nominations of candidates for election as directors or trustees, respectively, or bring other business before an annual meeting of shareholders ("Shareholder Notice Procedures").

     The Shareholder Notice Procedures provide that (1) only persons who are nominated by or at the direction of the Board of Directors or Trustees, respectively, or by a shareholder who has given timely written notice containing specified information to the Secretary of the Company or Trust, respectively, prior to the meeting at which directors or trustees, respectively, are to be elected, will be eligible for election as directors or trustees, respectively, and (2) at an annual meeting only such business may be conducted as has been brought before the meeting by or at the direction of the Board of Directors or Trustees, respectively, or by a shareholder who has given timely written notice to the Secretary of such shareholder's intention to bring such business before the meeting. In general, to be considered timely, notice of shareholder nominations to be made or business to be conducted at an annual meeting must be received not less than 60 days nor more than 90 days prior to the date set by the Board of Directors or Trustees, respectively, for such meeting.

     The purpose of requiring such advance notice by shareholders is to provide the Board of Directors or Trustees, as the case may be, a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or advisable by the Board of Directors or Trustees, respectively, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although neither the Company's By-laws nor the Trust's Declaration of Trust give the Board of Directors or Trustees, respectively, any power to disapprove of shareholder nominations or proposals for action, they may have the effect of precluding a contest for the election of directors or trustees, respectively, or the consideration of shareholder proposals if the proper procedures are not followed. In addition, the Company's By-laws and the Trust's Declaration of Trust may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or trustees, respectively, or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful to or in the best interests of the Company or the Trust, respectively, and its shareholders. The provisions in the Company's By-laws and the Trust's Declaration of Trust regarding advance notice provisions could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Company Common Stock or Trust Shares, respectively, might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

     RESTRICTIONS ON INVESTMENT AND USE OF ASSETS

     Title 8 provides that the Trust must hold at least 75% of the value of its assets in real estate assets, government securities, cash and cash items and may not use or apply land for farming, agriculture, horticulture or similar purposes. The MGCL does not provide any comparable restrictions on use of assets. See "The Plan of Reorganization--Certain Tax Consequences of the Plan of Reorganization."

LIMITATION OF LIABILITY OF SHAREHOLDERS

     Stockholders of a corporation, such as the holders of the Company Common Stock and Class B Common Stock, are generally not personally liable for the debts and obligations of the corporation. The Declaration of Trust similarly provides that no shareholder of the Trust shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder and that no shareholder shall be subject to any person liability whatsoever to any person in connection with property of the Trust or the affairs of the Trust. In addition, shareholders of the Trust are expressly granted limited liability protection under the laws of the States of Maryland, where the Trust is organized, and Illinois, where most of the Trust's properties will be located, as well as certain other states. Under Maryland law, shareholders of the Trust will not be held liable for the debts and obligations of the Trust in the State of Maryland except (i) for actual receipt of an improper personal benefit in money, property or services or (ii) for active and deliberate dishonesty established by a final judgment as being material to the cause of action. Under Illinois law, the shareholders or beneficiaries of a real estate investment trust are not personally liable for the obligations of the real estate investment trust.

     Because not all states have statutes that recognize the legal existence of business trusts and expressly acknowledge the limited liability of such entities' shareholders, it will be the Trust's policy, as provided in the Declaration of Trust, to include in written agreements to which the Trust becomes a party after the effective date of the Merger a provision that shareholders assume no personal liability for obligations entered into on behalf of the Trust. However, with respect to tort claims, contractual claims where shareholder liability is not so negated (including certain existing contractual obligations of the Company assumed by the Trust as a consequence of the Merger), claims for taxes and certain statutory liability, a shareholder of the Trust may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Trust. Inasmuch as the Trust will carry public liability insurance which it considers adequate, any risk of personal liability to shareholders would be limited to situations in which the Trust's assets together with its insurance coverage would be insufficient to satisfy the claims against the Trust and its shareholders.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND TRUSTEES

     The Company's Articles of Incorporation state that no officer or director of the Company shall be liable to the Company or its stockholders for money damages to the maximum extent permitted by the MGCL. Similarly, the Declaration of Trust provides that, to the maximum extent permitted by Maryland law from time to time, no trustee or officer of the Trust shall be held liable to the Trust or any shareholder thereof for monetary damages. The Declaration of Trust also provides the trustees and officers of the Trust with limited liability in the absence of any Maryland statute limiting their liability for money damages in a suit by or on behalf of the Trust or by any shareholder thereof, except if
(i) the trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit actually received or
(ii) a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in the proceeding that the trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     The MGCL permits the charter of a Maryland corporation to expand or limit the liability of the corporation's directors and officers, except to the extent that (i) a director or officer actually receives an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Similarly, Title 8, by reference to the Maryland Courts and Judicial Proceedings Article, permits the declaration of trust of a Maryland real estate investment trust to expand or limit the liability of its trustees and officers, except to the extent that (x) the trustee or officer actually receives an improper personal benefit in money, property or services or
(y) a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding that such person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. However, the Maryland Courts and Judicial Proceedings Article also provides that, although trustees and officers of a Maryland real estate investment trust are not personally liable for the obligations of the trust, trustees are not relieved from liability for any act that constitutes (a) bad faith, (b) willful misfeasance, (c) gross negligence or (d) reckless disregard of the trustee's duties.

     The Company's Articles of Incorporation and By-laws authorize the Company to indemnify its present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted by Maryland law. Similarly, the Declaration of Trust and By-laws of the Trust authorize the Trust, to the maximum extent permitted from time to time by Maryland law, to indemnify its present and former trustees and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding. Also, both the Company's Articles of Incorporation and the Trust's Declaration of Trust permit the Company and the Trust, respectively, to indemnify any individual who, while a director of the Company, or a trustee of the Trust, respectively, and at the request of the Company or the Trust, respectively, serves or has served another corporation, trust, partnership, joint venture, employee benefit plan or any other enterprise as a director, officer, partner or trustee thereof. Furthermore, each of the Company's By-laws and the Trust's By-laws specify that all persons entitled to indemnification by the Company or the Trust, respectively, for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company or the Trust, respectively, and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe their conduct was unlawful.

     In addition, the By-laws of both the Company and the Trust By-laws authorize the Company and the Trust, respectively, in certain circumstances, to indemnify any party to an action or suit by or in the right of the Company or the Trust, respectively, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or a director, officer, employee or agent of the Trust, respectively, or is or was serving at the request of the Company or the Trust. respectively, as a director, trustee, officer, employee or agent of another enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or the Trust, respectively, provided that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duties to the Company or the Trust, respectively, subject to certain exceptions.

     Pursuant to each of the MGCL and Title 8, a Maryland corporation or real estate investment trust, respectively, may indemnify its directors or trustees, respectively, and officers in respect of any proceeding, except to the extent that any director or trustee, respectively, or officer actually received an improper benefit, whether or not involving action in his official capacity, in which the director or trustee, respectively, or officer was adjudged to be liable on the basis that personal benefit was improperly received. Each of the MGCL and Title 8 permit a corporation or a real estate investment trust, respectively, to indemnify its directors or trustees, respectively, and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation or trust, respectively, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and
(i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

     It is the position of the Securities and Exchange Commission that indemnification of directors or trustees, as the case may be, and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

CERTAIN PROVISIONS OF MARYLAND LAW

     The following paragraphs summarize certain provisions of Maryland law material to the rights of the Trust's shareholders. The following provisions apply to both the Trust and the Company and, in the event of the consummation of the Merger pursuant to the Plan of Reorganization, the rights of the Company's stockholders as holders of Trust Shares under these provisions will remain the same. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law.

     BUSINESS COMBINATIONS

     As a Maryland real estate investment trust, the Trust is subject to certain restrictions concerning certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between the Trust and an Interested Shareholder (defined as any person who beneficially owns 10% or more of the voting power of the shares of beneficial interest in the Trust or an affiliate of the Trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of beneficial interest in the Trust) or an affiliate thereof. Such business combinations are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder.
Thereafter, any such business combination must be recommended by the Board of Trustees of the Trust and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest in the Trust voting together as a single group and of at least two-thirds of the votes entitled to be cast by holders of voting shares of beneficial interest in the Trust other than holders of such shares with whom the business combination is to be effected, unless, among other things, the holders of shares of beneficial interest in the Trust receive a "minimum price" (as determined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for his or its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the Board of Trustees of the Trust prior to the time that the Interested Stockholder becomes an Interested Stockholder.

     CONTROL SHARE ACQUISITIONS

     Maryland law provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of the holders of two-thirds of the shares entitled to vote on the matter, excluding shares of beneficial interest owned by the acquirer or by officers or trustees who are employees of the trust. "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by such person, or in respect of which such person is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquirer, directly or indirectly, to exercise voting power in electing trustees within any one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or
(iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Trustees to call a special meeting of shareholders of the Trust to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the Trust may itself present the question at any meeting of shareholders of the Trust.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by Maryland law, then, subject to certain conditions and limitations, the Trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of shareholders of the Trust at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a meeting of shareholders of the Trust and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders of the Trust may exercise appraisal rights. The fair value of the shares determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenter's rights do not apply in the context of a control share acquisition.

     The control share acquisition provisions of Maryland law do not apply to shares acquired in a merger, consolidation or share exchange if the Trust is a party to the transaction, or to acquisitions which may be approved of or exempted by the Declaration of Trust or By-laws of the Trust. No such provisions are currently contained in the Trust's Declaration of Trust or By-laws. There can be no assurance, however, that such provisions will not be provided for in the future.

REGULATORY REQUIREMENTS

     Neither the Company nor the Trust is aware of any Federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to consummation of the Merger pursuant to the Plan of Reorganization, other than compliance with applicable Federal and state securities laws and the filing of the articles of merger as required under the MGCL and Title 8.

ACCOUNTING TREATMENT

     The accounting for the merger of the Trust into its parent, the Company, will be accounted for as a transfer or exchange between enterprises under common control. Therefore, the assets and liabilities so transferred will be accounted for at historical cost in a manner similar to that in pooling-of-interests accounting.

CERTAIN TAX CONSEQUENCES OF THE PLAN OF REORGANIZATION

     FEDERAL INCOME TAXES

     Ungaretti & Harris, as independent tax counsel to the Company and the Trust, has delivered to the Company the Tax Opinion to the effect that the Merger will be an "F reorganization" within the meaning of the Code. As a consequence of such treatment, no gain or loss will be recognized by the Company, the Trust or the stockholders in connection with the exchange of shares of stock in the Company for shares of beneficial interest in the Trust. Stockholders will receive shares of beneficial interest in the Trust with the same basis and holding period for Federal income tax purposes as the shares of stock surrendered in the exchange. The Trust will succeed to the basis and holding period of the Company with respect to assets the Trust receives in the Merger. The Tax Opinion also concludes that the Merger will not adversely affect the Company's continued qualification as a REIT. For Federal income tax reporting purposes, the Trust will be considered the same entity as the Company.

     STATE TAXES

     Each stockholder is encouraged to consult with his or her own tax advisor to determine the tax consequences, if any, that may result from the Merger under the laws of any state having tax jurisdiction over such stockholder.

STOCK CERTIFICATES AND DEBENTURE CERTIFICATES

     At the effective date of the Merger, each certificate representing shares of Company Common Stock will be deemed for all purposes to evidence the same number of Trust Shares; each certificate representing shares of Class B Common Stock of the Company will be deemed for all purposes to evidence the same number of Class B Common Shares of the Trust; and each certificate representing the outstanding principal amount of Company Debentures will be deemed for all purposes to evidence the same principal amount of Trust Debentures. Holders of Company Common Stock, Class B Common

Stock or Company Debentures will not be required to exchange their certificates for certificates representing Trust Shares, Class B Common Shares or Trust Debentures, as the case may be, into which their securities will be converted upon consummation of the Merger.

         DESCRIPTION OF SHARES OF BENEFICIAL INTEREST IN THE TRUST

     The following is a summary of the terms of the shares of beneficial interest in the Trust. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Trust By-laws. See "Available Information."

GENERAL

     The Declaration of Trust authorizes the issuance of up to 60,000,000 shares of beneficial interest in the Trust, of which 47,727,273 are common shares, par value $.001 per share ("Trust Shares"), 2,272,727 are Class B Common Shares, par value $.001 per share ("Class B Trust Shares"), and 10,000,000 are shares of Series Preferred Shares, par value $.001 per share ("Trust Preferred Shares"). Upon the consummation of the Merger, each outstanding share of Company Common Stock will be converted into one Trust Share, and each outstanding share of Class B Common Stock of the Company will be converted into one Class B Trust Share.

TRUST SHARES

     Holders of Trust Shares are entitled to receive dividends when and as declared by the Board of Trustees out of funds legally available therefor after payment of any preferential dividends to the holders of any series of Trust Preferred Shares that may then be issued and outstanding. Upon any liquidation, dissolution or winding up of the Trust, holders of Trust Shares are entitled to receive ratably any assets remaining after payment in full of all liabilities of the Trust and any preferential payments to the holders of Trust Preferred Shares. The holders of Trust Shares are entitled to one vote per share on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law with respect to class voting rights, or as granted to the holders of Class B Trust Shares, or provided in any resolution adopted by the Board of Trustees with respect to any series of Trust Preferred Shares establishing the powers, designations, preferences and relative, participating, optional or other special rights of such series, the holders of Trust Shares possess all voting powers. Holders of Trust Shares do not possess preemptive rights to subscribe for additional securities of the Trust or the right to cumulate their shares in the election of trustees or in any other matter. All Trust Shares offered by the Trust will be, and all issued and outstanding Trust Shares are, fully paid and non-assessable. See "The Plan of Reorganization--Comparison of Rights of Stockholders of the Company and Shareholders of the Trust."

     The transfer agent and registrar for the Trust Shares is First Chicago Trust Company of New York, Jersey City, New Jersey.

CLASS B TRUST SHARES

     DIVIDENDS

     Holders of Class B Trust Shares are entitled to receive, when and as declared by the Board of Trustees, out of funds legally available therefor, dividends PARI PASSU with any dividends paid on the Trust Shares, in an amount per share equal to the Class B Trust Shares Common Dividend Amount as in effect from time to time. Each calendar quarter is referred to as a "Dividend Period." The amount of dividends payable with respect to each full Dividend Period is computed by dividing the Class B Trust Shares Common Dividend Amount by four. The amount of dividends on the Class B Trust Shares with respect to any Dividend Period shorter or longer than a full Dividend Period is computed ratably on the basis of the actual number of days in such Dividend Period. The initial Class B Trust Shares Dividend Amount is $1.7268. Upon a change in the quarterly cash dividend per share applicable to the Trust Shares, the quarterly cash dividend per share of the Class B Trust Shares is adjusted for the same Dividend Period by an amount computed by multiplying the amount of the change in the Trust Shares dividend by the Conversion Ratio (as defined below).

     In the event that the Trust declares a distribution payable in (i) securities of other persons, (ii) evidences of indebtedness issued by the Trust or other persons, (iii) assets (excluding cash dividends) or (iv) options or rights to purchase shares of beneficial interest or evidences of indebtedness in the Trust or other persons, then the holders of Class B Trust Shares will be entitled to a proportionate share of any such distribution as though they were the holders of the number of Trust Shares into which their Class B Trust Shares are or would be convertible (assuming such Class B Trust Shares were then convertible) as of the record date fixed for determination of the holders of Trust Shares entitled to receive such distribution.

     LIQUIDATION RIGHTS

     Subject to any prior rights of any other class or series of shares of beneficial interest in the Trust, the holders of the Class B Trust Shares will be entitled to receive the remaining assets of the Trust available for distribution pro rata with the holders of Trust Shares as though they were the holders of the number of Trust Shares into which their Class B Trust Shares are or would be convertible (assuming such Class B Trust Shares were then convertible) as of the record date applicable to such distribution.

     Neither a consolidation or merger of the Trust with or into any other entity, nor a merger of any other entity into the Trust, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of shares of beneficial interest in the Trust, nor a sale or transfer of all or any part of the Trust's assets, will be considered a liquidation, dissolution or winding up of the Trust.

     VOTING RIGHTS

     The holders of Class B Trust Shares are not entitled to vote on any matter on which the holders of Trust Shares are entitled to vote, except that the holders of a majority of the Class B Trust Shares, voting as a separate class, must approve (i) any material adverse change in the rights, preferences or privileges of the Class B Trust Shares and (ii) any creation of a new class of stock having rights, preferences or privileges senior to or on a parity with the preferences or privileges of the Class B Trust Shares.

     CONVERSION RIGHTS

     Beginning on September 30, 1998, and at the end of each calendar quarter thereafter, the number of Class B Trust Shares will mandatorily convert into such number of Trust Shares as will result in the holders of the Class B Trust Shares owning, in the aggregate, 4.9% of the then outstanding Trust Shares; and if on any such date the total number of outstanding Class B Trust Shares would not, upon conversion, result in the holders thereof owning, in the aggregate, 4.9% of the then outstanding Trust Shares, then all such outstanding Class B Trust Shares will mandatorily convert into Trust Shares.

     On May 22, 2006, each remaining Class B Trust Share which has not been converted to Trust Shares will mandatorily convert to that number of non-assessable Trust Shares equal to the Conversion Ratio, as adjusted, regardless of the 4.9% limitation.

     Beginning on September 21, 1998, the holders of Class B Trust Shares will have the right, at their option, to convert each such Class B Trust Share, at any time and from time to time, into one fully paid and non-assessable Trust Share (the "Conversion Ratio," which is subject to adjustment as provided below); PROVIDED, HOWEVER, that no holder of Class B Trust Shares will be entitled to convert such Class B Trust Shares into Trust Shares pursuant to the foregoing provision if, as a result of such conversion, such person would become the Beneficial Owner of more than 4.9% of the outstanding Trust Shares. "Beneficial Owner" has the meaning set forth in Rule 13d-3 under the Exchange Act (or any successor provision thereto). Notwithstanding the foregoing, the conversion right described above may be exercised at any time and irrespective of the 4.9% limitation (and no such limit will apply) if any of the following circumstances occurs:

          (i) For any two consecutive fiscal quarters, the aggregate amount outstanding as of the end of the quarter under (A) all mortgage indebtedness of the Trust and its consolidated entities and (B) unsecured indebtedness of the Trust and its consolidated entities for money borrowed that has not been made generally subordinate to the other indebtedness for borrowed money of the Trust or any consolidated entity exceeds 55% of the Trust's total market capitalization, defined as the market value of all of the Trust's outstanding shares of beneficial interest, assuming the conversion of all outstanding convertible securities, including the Class B Trust Shares, plus the amount of the Trust's total non-convertible indebtedness; or

          (ii) Fewer than three of John S. Gates, Jr., Robert M. Stovall, Michael M. Mullen and Paul S. Fisher are continuing as Key Managers of the Trust. (For purposes of this subparagraph (ii), a "Key Manager" means a person who (A) is employed by the Trust and (B) actively participates as a senior executive officer in the management of the Trust); or

          (iii) If (A) the Trust is party to, or has announced or entered into an agreement for, any transaction (including, without limitation, a merger, consolidation, statutory share exchange or sale of all or substantially all of its assets (each of the foregoing a "Transaction")), in each case as a result of which Trust Shares have been or will be converted into the right to receive stock, securities or other property (including cash or any combination thereof) or which has resulted or will result in the holders of Trust Shares immediately prior to the Transaction owning less than 50% of the Trust Shares after the Transaction, or (B) a "Change of Control" as defined in the next sentence occurs with respect to the Trust. "Change of Control" means the acquisition (including by virtue of a merger, share exchange or other business combination) by one shareholder or a group of shareholders acting in concert of the power to elect a majority of the Trust's Board of Trustees.

     No fractional shares will be issued upon conversion of the Class B Trust Shares into Trust Shares, and the number of Trust Shares to be issued will be rounded to the nearest whole share.

     The Conversion Ratio is subject to adjustment as follows:

          (i) In the event that the Trust at any time (A) pays a dividend or make a distribution to holders of Trust Shares in Trust Shares, (B) subdivides its outstanding Trust Shares into a larger number of shares, (C) combines its outstanding Trust Shares into a smaller number of shares, or (D) issues by reclassification of its Trust Shares any shares of beneficial interest in the Trust, the Conversion Ratio in effect immediately prior thereto will be adjusted as provided below so that the holder of any Class B Trust Shares thereafter surrendered for conversion will be entitled to receive the number of Trust Shares which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Class B Trust Shares been converted immediately prior to the happening of such event. Any adjustment made pursuant to this subparagraph (i) will become effective retroactively immediately after the record date in the case of a dividend and will become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (ii) In case the Trust issues rights or warrants to all holders of Trust Shares entitling them to subscribe for or purchase Trust Shares at a price per share less than the current market price (as hereinafter defined) per share of Trust Shares at the record date mentioned below, the number of Trust Shares into which each Class B Trust Share will thereafter be convertible will be determined by multiplying the number of Trust Shares into which such Class B Trust Share was theretofore convertible by a fraction, of which the numerator will be the number of Trust Shares outstanding on the date of issuance of such rights or warrants plus the number of additional Trust Shares offered for subscription or purchase, and of which the denominator will be the number of Trust Shares outstanding on the date of issuance of such rights or warrants plus the number of Shares which the aggregate offering price of the total number of Shares so offered would purchase at such current market price. Such adjustment will be made whenever such rights or warrants are issued, and will become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

          (iii) In case the Trust distributes to all holders of Trust Shares evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase securities issued by the Trust or property of the Trust (excluding those referred to in subparagraph (ii) above), then in each such case the number of Trust Shares into which each Class B Trust Share will thereafter be convertible will be determined by multiplying the number of Trust Shares into which such Class B Trust Share was theretofore convertible by a fraction, of which the numerator will be the current market price per share of the Trust Shares, and of which the denominator will be such current market price per share of Trust Shares, less the then fair market value (as determined by the Board of Trustees of the Trust, whose determination will be conclusive) of the portion of the assets or evidence of indebtedness so distributed or of such rights or warrants applicable to one share of the Trust Shares. Such adjustment will be made whenever any such distribution is made, and will become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (iv) If any such rights or warrants referred to above expires without having been exercised, the Conversion Ratio as theretofore adjusted because of the issue of such rights or warrants will forthwith be readjusted to the Conversion Ratio which would have been in effect had an adjustment been made on the basis that only the rights or warrants to issued or sold were those rights or warrants actually exercised and that with respect to any such rights or warrants to subscribe for or purchase securities issued by the Trust, other than Trust Shares or property of the Trust, the fair market value thereof will be the fair market value of the rights or warrants actually exercised or warrants actually exercised.

     For the purpose of any computation under these paragraphs (i)-(iv), the current market price per Trust Share at any date will be deemed to be the average of the daily closing prices for the 15 consecutive business days commencing 30 business days before the day in question. The closing price for each day will be the last reported sale price regular way or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the NYSE, or, if the Trust Shares are not listed or admitted to trading on the NYSE, on any national securities exchange, designated by the Board of Trustees, on which the Trust Shares are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NYSE firm selected from time to time by the Trust for such purpose.

     No adjustment of the Conversion Ratio will be made as a result of or in connection with the issuance of Trust Shares pursuant to options or share purchase agreements now or hereafter granted or entered into with trustees, officers or employees of the Trust or its subsidiaries in connection with their employment, whether entered into at the beginning of the employment or at any time thereafter.

          In case of:

          (i)  any capital reorganization of the Trust, or

          (ii) the consolidation or merger of the Trust with or into another entity, or

          (iii) a statutory share exchange whereby the Trust Shares are converted into property other than cash, or

          (iv) the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Trust as a result of which sale, transfer or other disposition property other than cash will be payable or distributable to the holders of the Trust Shares, then, in each such case, each Class B Trust Share will thereafter be convertible into the number and class of shares or other securities or property of the Trust, or of the entity resulting from such consolidation or merger or with or to which such statutory share exchange, sale, transfer or other disposition has been made, to which the Trust Shares otherwise issuable upon conversion of such Class B Trust Share would have been entitled upon such reorganization, consolidation, merger, statutory share exchange, or sale, transfer or other disposition if outstanding at the time thereof; and in any such case appropriate adjustment, as determined by the Board of Trustees, will be made in the application of the provisions set forth in the foregoing paragraph with respect to the conversion rights thereafter of the holders of the Class B Trust Shares, to the end that such provisions will thereafter be applicable, as nearly as reasonably may be, in relation to any shares or securities or other property thereafter issuable or deliverable upon the conversion of Class B Trust Shares. Proper provision will be made as a part of the terms of any such reorganization, consolidation, merger, statutory share exchange or sale, transfer or other disposition whereby the conversion rights of the holders of Class B Trust Shares will be protected and preserved in accordance with the provisions of this paragraph. The provisions of this paragraph will similarly apply to successive capital reorganizations, consolidations, mergers, statutory share exchanges, sales, transfers or other dispositions of property as aforesaid.

     Upon conversion of any Class B Trust Shares, no payment or adjustment will be made on account of dividends accrued, whether or not in arrears, on such shares or on account of dividends declared and payable to holders of Trust Shares of record on a date prior to the date of conversion.

     If the Trust is party to any Transaction in each case as a result of which Trust Shares will be converted into the right to receive securities or other property (including cash or any combination thereof), the holder of each Class B Trust Share will have the right after such Transaction to convert such share, pursuant to the optional conversion provisions hereof, into the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such Transaction by a holder of the number of Trust Shares issuable upon conversion of such Class B Trust Share immediately prior to such Transaction. The Trust will not be party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph, and it will not consent to or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class B Trust Shares, thereby enabling the holders of the Class B Trust Shares to receive the benefits of this paragraph and the other provisions of the Trust's Declaration of Trust applicable to the Class B Trust Shares.

TRUST PREFERRED SHARES

     Trust Preferred Shares may be issued from time to time, in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board is required to fix for each such series, subject to the provisions of Maryland law and the Declaration of Trust, the powers, designations, preferences and relative, participating, optional or other special rights of such series and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other matters as may be fixed by resolution of the Board of Trustees or a duly authorized committee thereof.

RESTRICTIONS ON OWNERSHIP

     For the Trust to qualify as a REIT under the Code, Trust Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which REIT status is elected) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the issued and outstanding shares of capital stock or beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which REIT status is elected) or during a proportionate part of a shorter taxable year. To ensure compliance with these requirements, the Declaration of Trust contains provisions restricting the ownership and acquisition of the Trust's shares of beneficial interest, including any Trust Preferred Shares.

     The Declaration of Trust, subject to an exception in favor of Capital and Regional Properties, plc ("CRP-London"), provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value (the "Ownership Limit") of the issued and outstanding shares of beneficial interest of the Trust (collectively, "Equity Shares"). The constructive ownership rules are complex and may cause Equity Shares owned directly or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the Equity Shares (or the acquisition of an interest in an entity which owns Equity Shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of the Equity Shares, and thus subject such Equity Shares to the Ownership Limit. In addition, for these purposes, Trust Shares that may be acquired upon conversion or exchange of convertible debt securities directly or constructively held by an investor, but not necessarily Trust Shares issuable with respect to convertible debt securities held by others, will be deemed to be outstanding prior to conversion or exchange, for purposes of determining the percentage of ownership of Equity Shares held by that investor. The Board of Trustees may, upon the receipt of a ruling from the IRS or an opinion of counsel satisfactory to it, waive the Ownership Limit with respect to a given holder if such holder's ownership will not then or in the future jeopardize the Trust's status as a REIT.

     Recent tax legislation relaxed the rules concerning ownership of shares in a REIT by certain domestic pension trusts. The Declaration of Trust does not implement this change in the tax law. Under the Declaration of Trust, domestic pension funds are subject to the restriction on ownership of more than 9.8% of the value of the outstanding shares.

     The Declaration of Trust contains a provision which limits the right of any shareholder to transfer or otherwise dispose of his Equity Shares in a manner which is contrary to the Ownership Limit. If any shareholder purports to transfer his shares to another person and either the transfer would result in the Trust failing to qualify as a REIT or such transfer would cause the transferee to hold more than the Ownership Limit, the purported transfer will be null and void and the shareholder will be deemed not to have transferred his shares. Moreover, if any person holds shares in excess of the Ownership Limit, such person will be deemed to hold those shares that cause such limit to be exceeded solely in trust for the benefit of the Trust, and will not receive distributions with respect to such shares or be entitled to vote such shares.
In such event, such person will be deemed to have offered to sell such excess shares to the Trust for the lesser of the amount paid for such shares or the market price of such shares, which offer the Trust can accept for a period of 90 days after the later of (i) the date of the transfer resulting in such excess shares and (ii) the date the Trust's Board of Trustees determines that such excess shares exist. In its sole discretion, the Trust may repurchase such shares for cash. The Declaration of Trust provides that ownership restrictions contained in the Declaration of Trust will not preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system.

     Federal income tax regulations require that the Trust demand within 30 days after the end of each of its taxable years written statements from shareholders of record holding more than a specified percentage of the Trust's shares of beneficial interest, in which the shareholders set out information with respect to their actual and constructive ownership of the Equity Shares and debt securities. In addition, each shareholder must on demand disclose to the Trust in writing such additional information as the Trust may request in order to determine the effect of such shareholder's direct, indirect and constructive ownership of such shares on the Trust's status as a REIT.

     All certificates representing shares of beneficial interest in the Trust will bear a legend referring to the restrictions on transfer described above.

     These ownership limitations could have the effect of discouraging a takeover or other transactions in which holders of some, or a majority, of Equity Shares might receive a premium for their shares over the prevailing market price or which such holders might believe to be otherwise in their best interest.

                       DESCRIPTION OF TRUST DEBENTURES

     The Company Debentures were issued under an Indenture dated as of December 10, 1993 (the "Original Indenture") between the Company and The First National Bank of Chicago, Chicago, Illinois, as Trustee (the "Trustee"). The terms of the Company Debentures include those stated in the Original Indenture and those made part of the Original Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). At the effective time of the Merger, the outstanding principal amount of the Company Debentures will be assumed by the Trust and converted into the same principal amount of Trust Debentures. Such assumption will be effected pursuant to the First Supplemental Indenture dated as of September 1, 1997 (the "First Supplemental Indenture") between the Trust and the Trustee (the Original Indenture as supplemented by the First Supplemental Indenture being referred to herein as the "Indenture"). Copies of the Original Indenture and the First Supplemental Indenture are filed as exhibits to the Registration Statement and are incorporated herein by reference. The terms and provisions of the Original Indenture and the Company Debentures will not change as a result of the Plan of Reorganization, except that the obligor will be the Trust rather than the Company. The following is a summary of certain provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the Indenture, including the definitions of certain terms therein to which reference is hereby made, for a complete statement of such provisions. Wherever particular articles, provisions or sections of the Indenture or terms defined therein are referred to herein, such provisions or definitions are incorporated herein by reference.


GENERAL

     The Trust Debentures will be unsecured general obligations and will mature on January 15, 2004. The Company Debentures were limited to $58,500,000 aggregate principal amount, of which as of July 28, 1997 $11,790,000 remains outstanding, and bear interest semiannually on January 15 and July 15 of each year at 8.22%. The Trust will pay interest on the Trust Debentures to the persons who are registered holders of Trust Debentures at the close of business on the January 1 or July 1 preceding the interest payment date (Paragraphs 1 and 2 of the Trust Debentures). Principal (and premium, if any) and interest will be payable, the Trust Debentures will be convertible and exchangeable, and transfers thereof will be registerable, at the office or agency of the Trust maintained for such purposes, initially at the offices of the Trustee. The Trust may pay principal and interest by check and may mail an interest check to a holder's registered address. Holders must surrender Trust Debentures to a Paying Agent to collect final principal payments (Section 2.4).

     The Company Debentures are, and the Trust Debentures will be, in fully registered form in denominations of $1,000 principal amount or any integral multiple thereof (Section 2.2). A holder may transfer or exchange Trust Debentures in accordance with the Indenture. No service charge will be made for any registration of transfer, exchange or conversion of Trust Debentures, except for any tax or other governmental charges that may be imposed in connection therewith. The Registrar need not transfer or exchange any Trust Debentures selected for redemption, Also, in the event of a partial redemption, it need not transfer or exchange any Trust Debentures for a period of 15 days before selecting Trust Debentures to be redeemed (Section 2.6). The Indenture does not contain any provision requiring the Trust to repurchase the Trust Debentures at the option of the holders thereof in the event of a leveraged buyout, recapitalization, merger or similar restructuring of the Trust, even though the Trust's creditworthiness and the market value of the Trust Debentures may decline significantly as a result of such transaction. The Indenture does not protect holders of the Trust Debentures against any decline in credit quality, whether resulting from any such transaction or from any other cause. The registered holder of a Trust Debenture may be treated as its owner for all purposes.

     For purposes of application of the Ownership Limit on Common Shares, direct or constructive ownership of Trust Debentures will be treated as ownership of the Common Shares into which such Trust Debentures are convertible. As a result, the Registrar may refuse to register the transfer of any Trust Debenture if such transfer would, or in the determination of the Board of Trustees may,
(i) result in a single person owning (or upon conversion or exchange of any Trust Debentures thereupon owning) directly or constructively more than 9.8% of the Trust's outstanding Trust Shares (including Trust Shares reserved for issuance upon conversion or exchange of such Trust Debentures) or (ii) cause the Trust to fail to meet any requirement necessary for the continued qualification of the Trust as a REIT under the Code. Moreover, if the transfer of any Trust Debenture would cause either of the consequences described in the preceding sentence, then such transfer will be null and void AB INITIO as to both the transferor and the intended transferee, and the intended transferee will acquire no rights or economic interests in the Trust Debentures.

     The Trustee acts as Paying Agent, Registrar and Conversion Agent. The Trust may change any Paying Agent, Registrar, Conversion Agent or co-registrar upon prior written notice to the Trustee and may act in any such capacity itself (Section 2.3).

CONVERSION

     The holders of the Trust Debentures will be entitled at any time prior to maturity, subject to prior redemption, to convert the Trust Debentures or portions thereof (which are $1,000 or multiples thereof) into Trust Shares at an initial conversion price of $18.25 at the time of the issuance of the Company Debentures, subject to adjustment as described below (Section 11.1). No payment or adjustment will be made for accrued interest on a converted Trust Debenture. If any Trust Debenture not called for redemption is converted between a record date for the payment of interest and the next succeeding interest payment date, such Trust Debenture must be accompanied by funds equal to the interest payable to the registered holder on such interest payment date on the principal amount so converted (Section 11.3). The Trust will not issue fractional interests in Trust Shares upon conversion of Trust Debentures and instead will deliver a check for the fractional share based upon the market value of the Trust Shares on the last trading day prior to the conversion date (Section 11.8). If the Trust Debentures are called for redemption, conversion rights will expire at the close of business on the redemption date, unless the Trust defaults in payment due upon such redemption (Section 11.1).

     To protect the Trust's status as a REIT, a holder may not convert any Trust Debenture, and such Trust Debenture shall not be convertible by any holder, if as a result of such conversion any person would then be deemed to beneficially own, directly or indirectly, 9.8% or more of the Trust Shares. See "Description of Trust Debentures--General."

     The conversion price is subject to adjustments, as set forth in the Indenture, in certain events, including (i) the payment of dividends or distributions on any shares of beneficial interest, (ii) subdivisions, combinations and reclassifications of the Trust Shares into a greater or smaller number of shares, (iii) distribution of rights or warrants to substantially all holders of Trust Shares entitling them to purchase Trust Shares at a price per share (or having a conversion price per share) less than the then current market price (as defined), and (iv) the distribution to substantially all holders of Trust Shares of shares of any other class, or evidences of indebtedness or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions not prohibited under the terms of the Indenture) of the Trust, subject to the limitation that all adjustments by reason of any of the foregoing would not be made until they result in a cumulative change in the conversion price of at least 1%. A conversion price adjustment made according to the provisions of the Trust Debentures (or the absence of provision for such an adjustment) might result in a constructive distribution that would be subject to taxation as a dividend to the holders of Trust Debentures or holders of shares. The Trust may, at its option, make such reductions in the conversion price, in addition to those set forth above, as its Board of Trustees deems advisable to avoid or diminish any income tax to holders of Trust Shares resulting from any dividend or distribution of equity securities (or rights to acquire equity securities) or from any event treated as such for income tax purposes or for any other reason. The Board of Trustees of the Trust will also have the power to resolve any ambiguity or correct any error in the provisions relating to the adjustment of the conversion price of the Trust Debentures and its actions in so doing shall be final and conclusive (Section 11.4).

     If the Trust effects any capital reorganization or reclassification of its Trust Shares or combines or merges with, or sells or transfers substantially all of its assets to, another corporation or trust (other than a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of the Trust's outstanding Trust Shares), the holders of the Trust Debentures then outstanding will, if entitled to convert such Trust Debentures at any time after such transaction, be entitled thereafter to convert such Trust Debentures into the kind and amount of shares of capital stock, other securities, cash or other assets which they would have owned immediately after such event had such Trust Debentures been converted before the effective date of the transaction (Section 11.10).

SUBORDINATION OF TRUST DEBENTURES

     The indebtedness evidenced by the Trust Debentures is subordinated and junior in right of payment to the extent set forth in the Indenture to the prior payment in full of amounts then due on all Senior Indebtedness (as defined below). No payment shall be made by the Trust on account of principal of (or premium, if any) or interest on the Trust Debentures or on account of the purchase or other acquisition of Trust Debentures, if there shall have occurred and be continuing a default with respect to any Senior Indebtedness permitting the holders to accelerate the maturity thereof, or with respect to the payment of any Senior Indebtedness and such default shall be the subject of a judicial proceeding or the Trust shall have received notice of such default from any holder of Senior Indebtedness, unless and until the Trust receives written notice that such default or event of default shall have been cured or waived or shall have ceased to exist. By reason of these provisions, in the event of default on any Senior Indebtedness, whether now outstanding or hereafter issued, payments of principal of (and premium, if any) and interest on the Trust Debentures may not be permitted to be made until such Senior Indebtedness is paid in full, or the event of default on such Senior Indebtedness is cured or waived (Section 10.2).

     Upon any acceleration of the principal of the Trust Debentures or any distribution of assets of the Trust upon any receivership, dissolution, winding up, liquidation, reorganization, or similar proceedings of the Trust, whether voluntary or involuntary, or in bankruptcy or insolvency, all amounts due or to become due upon all Senior Indebtedness must be paid in full before the holders of the Trust Debentures or the Trustee are entitled to receive or retain any assets so distributed in respect of the Trust Debentures (Section 10.2). By reason of this provision, in the event of insolvency, holders of the Trust Debentures may recover less, ratably, than holders of Senior Indebtedness.

     "Senior Indebtedness" is defined to mean the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Trust whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of Indebtedness (as defined) of the Trust for money borrowed, whether any such Indebtedness exists as of the date of the Indenture or is created, incurred, assumed or guaranteed after such date. At June 30, 1997, Senior Indebtedness of the Company was approximately $154.4 million. There is no limit on the amount of Senior Indebtedness that the Trust may incur (Section 1.1).

     "Indebtedness" with respect to any Person is defined to mean:

          (i) all indebtedness for money borrowed whether or not evidenced by a promissory note, draft or similar instrument;

          (ii) that portion of obligations with respect to leases that is properly classified as a liability on a balance sheet in accordance with generally accepted accounting principles;

          (iii) notes payable and drafts accepted representing extensions of credit;

          (iv) any balance owed for all or any part of the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof (except any such balance that constitutes (a) a trade payable or an accrued liability arising in the ordinary course of business or (b) a trade draft or note payable issued in the ordinary course of business in connection with the purchase of goods or services), if and to the extent such debt would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles; and

          (v) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i) through (iv); provided, however, that, in computing the "Indebtedness" of any Person, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such Person (Section 1.1).

OPTIONAL REDEMPTION

     The Trust Debentures will be subject to redemption, as a whole or in part, at any time or from time to time commencing January 15, 1999, at the option of the Trust on at least 30 days' prior notice by mail at a redemption price equal to 100% of the principal amount thereof, plus interest accrued to the date of redemption. The Trust Debentures will not be redeemable prior to January 15, 1999; provided, however, the Trust Debentures will be subject to redemption, in whole or in part, at any time for certain reasons intended to protect the Trust's status as a REIT, at the option of the Trust on at least 30 days' prior notice by mail at a redemption price equal to 100% of the principal amount, plus interest accrued to the date of redemption (Section 3.1). The Trust may exercise its redemption powers at any time with respect to the Trust Debentures of the holder or holders which pose a threat to the Trust's REIT status to the extent deemed necessary by the Trust's Board of Trustees to preserve such status. (Paragraph 5 of the Trust Debentures).

DIVIDENDS, DISTRIBUTIONS, AND ACQUISITIONS OF COMMON SHARES

     The Indenture provides that the Trust will not (i) declare or pay any dividend, or make any distribution on its Trust Shares or to holders of its Trust Shares or (ii) purchase, redeem, or otherwise acquire or retire for value any of its Trust Shares, or any warrants, rights, or options to purchase or acquire any shares of its Trust Shares (other than the Trust Debentures or any other convertible indebtedness of the Trust that is neither secured nor subordinated to the Trust Debentures), or permit any subsidiary to do so, if at the time of such action an Event of Default has occurred and is continuing or would exist immediately after such action (Section 4.6).

MERGER, CONSOLIDATION, SALE OR CONVEYANCE

     The Trust may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation or entity, provided that (i) either the Trust shall be the continuing entity, or the successor entity (if other than the Trust) shall be an entity organized and existing under the laws of the United States or a state thereof or the District of Columbia (although it may, in turn, be owned by a foreign entity) and such entity shall expressly assume by supplemental indenture all of the obligations of the Trust under the Trust Debentures and the Indenture, (ii) immediately after giving effect to such transactions no Default or Event of Default shall have occurred and be continuing, and (iii) the Trust shall have delivered to the Trustee an Officers' Certificate and opinion of counsel, stating that the transaction and supplemental indenture comply with the Indenture (Section 5.1).

     Except as described in the preceding paragraph, the Indenture under which the Trust Debentures will be issued does not afford the holders of the Trust Debentures any protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Trust that may adversely affect holders of the Trust Debentures.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     An Event of Default under the Indenture is (i) a default in the payment of interest on the Trust Debentures when due and payable, which continues for 30 days; (ii) a default in the payment of principal of (and premium, if any) on the Trust Debentures when due, at maturity, upon redemption or otherwise, which continues for five Business Days; (iii) a failure to perform any other covenant of the Trust contained in the Indenture or the Trust Debentures which continues for 60 days after written notice to the Trust as provided in the Indenture; (iv) a default under any bond, Trust Debenture, note or other Indebtedness of the Trust or any subsidiary or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Trust, whether any such Indebtedness exists as of the date of the Indenture or is thereafter created, if (a) either (1) such event of default results from the failure to pay any such Indebtedness at maturity or (2) as a result of such event of default, the maturity of such Indebtedness has been accelerated prior to its expressed maturity provided that any such failure to pay shall not be owed and any such failure to pay or acceleration shall not be rescinded or annulled or the accelerated amount paid within ten days after notice to the Trust of such failure to pay or acceleration, or such Indebtedness having been discharged, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been so accelerated, aggregates $1,000,000 or more; and (v) certain events of bankruptcy, insolvency or reorganization relating to the Trust (Section 6.1).
If an Event of Default shall occur and be continuing, the Trustee or the Holders of a majority in aggregate principal amount of the outstanding Trust Debentures may declare the Trust Debentures immediately due and payable (Section 6.2).

     The Indenture provides that within 90 days after the occurrence of any Default or Event of Default, the Trustee will give to the holders of Trust Debentures notice of all uncured Defaults and Events of Default known to it, but the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such holders, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any of the Trust Debentures (Section 7.5). The Indenture provides that holders of a majority in aggregate principal amount of the outstanding Trust Debentures may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the

Trustee (Section 6.5). The right of a holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and indemnity to the Trustee, but the holder has an absolute right to receipt of principal of (and premium, if any) and interest on such holder's Trust Debenture on or after the respective due dates expressed in the Trust Debentures, and to institute suit for the enforcement of any such payments (Section 6.6). A default in any Senior Indebtedness will not prevent a holder of the Trust Debentures from instituting a proceeding under the Indenture.

     The holders of a majority in aggregate principal amount of the outstanding Trust Debentures may on behalf of the holders of all Trust Debentures waive certain past defaults, except a default in payment of the principal of (or premium, if any) or interest on any Trust Debentures or in respect of certain provisions of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Trust Debenture affected thereby (Section 6.4 and 9.2).

     The Trust will be required to furnish to the Trustee annually a statement of certain officers stating whether or not they know of any Default or Events of Default and, if they have knowledge of a Default or Event of Default, a description of the efforts to remedy the same (Section 4.5).

MODIFICATION OF THE INDENTURE

     Under the Indenture, with certain exceptions, the Trust and the Trustee may modify the Indenture or the Trust Debentures with the written consent of the holders of 66-2/3% in principal amount of the outstanding Trust Debentures. However, without the consent of each holder of a Trust Debenture affected, an amendment, wavier or supplement may not (i) reduce the principal of, or rate of interest on, any Trust Debenture, (ii) change the stated maturity date of the principal of, or any installment of interest on any Trust Debenture, (iii) waive a default in the payment of the principal amount of, or the interest on any Trust Debenture, (iv) impair the right to institute suit for the enforcement of any such payment when due, (v) adversely affect the right to convert any Trust Debenture, (vi) reduce the amount of outstanding Trust Debentures necessary to consent to an amendment or waiver provided for in the Indenture, or (vii) modify any provisions of the Indenture relating to the modification, supplement and amendment of the Indenture or waivers of past defaults, except as otherwise specified (Section 9.2).

EFFECT OF PLAN OF REORGANIZATION OF THE COMPANY ON HOLDERS OF DEBENTURES

     Under the Original Indenture, the Company is permitted to merge with the Trust, provided the Trust expressly assumes by supplemental indenture all of the obligations of the Company under the Company Debentures and the Indenture, (ii) immediately after giving effect to such transactions no Default or Event of Default shall have occurred and be continuing, and (iii) the Company delivers to the Trustee an Officers' Certificate and opinion of counsel, stating that the transaction and supplemental indenture comply with the Original Indenture (Section 5.1). The Company and the Trust will satisfy all of the foregoing requirements on or prior to the effective date of the Merger.

     Upon consummation of the Merger, the holders of the Company Debentures then outstanding will, if entitled to convert such Company Debentures at any time after the Merger, be entitled thereafter to convert such Company Debentures into the amount of Trust Shares which they would have owned immediately after such event had such Company Debentures been converted before the effective date of the Merger, pursuant to the provisions of Section 11.10 of the Original Indenture.

LEGAL MATTERS

     The validity of the Trust Shares offered hereby, and certain other matters, will be passed upon for the Trust by Ungaretti & Harris, Chicago, Illinois. Ungaretti & Harris will rely on Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland, as to certain matters of Maryland law.

EXPERTS

     The financial statements and financial statement schedules included in the Company's Annual Report on Form 10-K, incorporated by reference in this Prospectus, to the extent and for the periods indicated in their report, have been audited by Coopers & Lybrand L.L.P., independent accountants, and are included herein in reliance upon the authority of those experts in giving their report.

OTHER MATTERS

     The Board of Directors of the Company knows of no other business to be presented at the Special Meeting. In the event that other matters properly come before the Special Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Shareholder proposals submitted for presentation at the 1998 Annual Meeting of Shareholders of the Trust, in the event of the approval of the Plan of Reorganization and the consummation of the Merger, or the Company, in the event that the Plan of Reorganization is not approved by the Company's stockholders, must be received at the Company's principal executive offices no later than Monday, December 1, 1997, to be considered for inclusion in the proxy statement relating to that meeting. All shareholder proposals should be sent to CenterPoint Properties, 401 North Michigan Avenue, 30th Floor, Chicago, Illinois 60611, Attention: Secretary.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.



                                         By Order of the Board of Directors,



                                         Paul S. Fisher
                                         SECRETARY

                                                                    EXHIBIT A

                             PLAN OF REORGANIZATION



     THIS PLAN OF REORGANIZATION is made this 1st day of September,
1997, by and between CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation (the "Corporation"), and CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (the "Trust").

                              W I T N E S S E T H:

     WHEREAS, the Corporation is a corporation organized and existing under the laws of the State of Maryland; and

     WHEREAS, the total number of shares of capital stock which the Corporation has authority to issue is 60,000,000, consisting of: 47,727,273 shares of voting Common Stock, par value $0.001 per share, of which 16,751,556 shares are issued and outstanding as of August 11, 1997; 2,272,727 shares of non-voting Class B Common Stock, par value $0.001 per share, all of which are issued and outstanding; and 10,000,000 shares of undesignated Series
Preferred Stock, par value $0.001 per share, none of which is issued and outstanding; and

     WHEREAS, the Trust is a real estate investment trust organized and existing under the laws of the State of Maryland; and

     WHEREAS, the total number of shares of beneficial interest which the Trust has authority to issue is 60,000,000, consisting of: 47,727,273 voting Common Shares, par value $0.001 per share, of which one Common Share is issued and outstanding and owned by the Corporation; 2,272,727 non-voting Class B Common Shares, par value $0.001 per share, none of which is issued and outstanding; and 10,000,000 undesignated Series Preferred Shares, par value $0.001 per share, none of which is issued and outstanding; and

     WHEREAS, the Board of Directors of the Corporation (the "Directors") and the Board of Trustees of the Trust (the "Trustees") have been advised by legal counsel that a merger of a Maryland corporation such as the Corporation into a Maryland real estate investment trust such as the Trust is specifically permitted by Section 3-102(a)(3) of the Maryland General Corporation Law ("MGCL") and Section 8-501.1(b) of Title 8 of the Maryland Corporations and Associations Code ("Title 8"); and have accordingly determined that such a merger is permitted by law and is consistent with the provisions of the Articles of Incorporation of the Corporation as amended (the "Articles") and the Declaration of Trust of the Trust (the "Declaration"); and

     WHEREAS, the Directors and the Trustees have determined that it is in the best interests of the Corporation to merge with and into the Trust, on the terms and conditions set forth herein, but subject to the prior authorization of both the holders of at least two-thirds of the outstanding Common Stock of the Corporation and of the sole shareholder of the Trust, all under and pursuant to the Articles, the Declaration, the MGCL and Title 8;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, for the purpose of prescribing the terms and conditions of the merger, the parties hereto agree as follows:

                               SECTION 1

                         TERMS AND CONDITIONS

     1.1 MERGER. At the Effective Date (as defined in Section 2), the Corporation shall be merged with and into the Trust (the "Merger"), the Trust shall be the surviving entity (the "Successor"), and the separate existence of the Corporation shall cease.

     1.2 SUCCESSOR. At and from the Effective Date, the Trust shall succeed to all of the rights, powers and property of the Corporation and shall be liable for all of the liabilities, debts and obligations of the Corporation, in the manner of and as more fully set forth in Section 8-501.1(n) of Title 8. The Articles of Merger evidencing the Merger shall also constitute and evidence the sale, conveyance, transfer and assignment of all property of the Corporation to the Trust and the Trust's assumption of all of the liabilities, debts and obligations of the Corporation, including without limitation, all employee benefit plans of the Corporation (and all liabilities, debts and obligations of the Corporation thereunder) and obligations to indemnify persons who are or may be entitled to indemnification under the Articles and the Corporation's By-Laws, to the extent that such persons are entitled to indemnification thereunder.

     1.3 CONVERSION OF SHARES OF THE CORPORATION. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof:

          1.3.1 Each share of the Common Stock of the Corporation outstanding immediately prior thereto shall be converted into one fully paid and nonassessable Common Share of the Trust; and each certificate representing said shares of Common Stock shall continue to represent the same number of Common Shares of the Trust.

          1.3.2 Each share of the Class B Common Stock of the Corporation outstanding immediately prior thereto shall be converted into one fully paid and nonassessable Class B Common Share of the Trust; and each certificate representing said shares of Class B Common Stock shall continue to represent the same number of Class B Common Shares of the Trust.

     1.4 COMMON SHARE OF THE TRUST. At the Effective Date, by virtue of the Merger and without any action on the part of the Corporation, being the sole holder thereof, the one Common Share of the Trust issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

                               SECTION 2

                             EFFECTIVE DATE

     The Merger shall become effective on the day and at the time (the "Effective Date") following the completion of the last of the following actions: (i) this Plan of Reorganization shall have been authorized, in accordance with the requirements of the laws of the State of Maryland, by the affirmative vote of the holders of at least two-thirds of the aggregate number of shares of the Common Stock of the Corporation then outstanding and entitled to vote thereon, and shall have been authorized by the Corporation as the sole shareholder of the Trust; (ii) the Common Shares of the Trust issuable to the stockholders of the Corporation pursuant to this Agreement and the 8.22% Convertible Subordinated Debentures due 2004 of the Trust (the "Trust Debentures") issuable to the holders of the Corporation's

8.22% Convertible Subordinated Debentures due 2004 (the "Corporation Debentures") shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance; and (iii) Articles of Merger reflecting the Merger shall have been executed and filed in accordance with
Section 3-107 of the MGCL and Section 8-501.1(g) of Title 8.

                               SECTION 3

    CHARTER DOCUMENTS, TRUSTEES, OFFICERS, STOCK RIGHTS AND DEBENTURES

     3.1 DECLARATION AND BY-LAWS. The Declaration and By-Laws of the Trust in effect on the Effective Date (a copy of each of which is attached hereto), shall continue to be, respectively, the Declaration and By-Laws of the Trust until changed, altered or amended as therein provided and in the manner prescribed by the provisions of Title 8.

     3.2 TRUSTEES. The persons who were at the Effective Date the Trustees of the Trust shall continue to be the Trustees of the Trust, holding such office until their respective Successors are elected or appointed and qualified in accordance with the Declaration and By-Laws of the Trust.

     3.3 OFFICERS. The officers of the Trust as at the Effective Date shall continue to be the officers of the Trust, holding such offices in the Trust until their respective Trusts are Successors or appointed and qualified in accordance with the Declaration and By-Laws of the Trust.

     3.4 RESTRICTED STOCK AWARD PLANS, STOCK OPTION PLAN AND OUTSTANDING OPTIONS. As at and from the Effective Date, the Corporation's 1995 Director Stock Plan and 1995 Restricted Stock Incentive Plan (collectively the "Stock Award Plans"), together with the Corporation's 1993 Stock Option Plan (the "Stock Option Plan") shall continue in full force and effect as plans of the Trust under the same terms and conditions until such time as such plans may be amended in accordance with the terms thereof; provided, however, that references in such plans to the Corporation, its stock and its stockholders shall be deemed to refer, respectively, to the Trust, its Common Shares and the holders of such Common Shares. As at and from the Effective Date, all obligations of the Corporation under the Stock Award Plans shall be assumed by the Trust and all rights of the participants in the respective Stock Award Plans to receive grants of the Common Stock of the Corporation on the terms and conditions set forth in the Stock Award Plans thereupon shall be converted into rights to receive grants of the Common Shares of the Trust on the same terms and conditions. As at and from the Effective Date, all obligations of the Corporation under the Stock Option Plan and option agreements shall be assumed by the Trust and all rights of the participants in the Stock Option Plan to receive grants of options to purchase shares of the Common Stock of the Corporation and the right of the holder of any option (whether or not granted pursuant to the Stock Option Plan) to exercise said options on the terms and conditions set forth in the option agreement or the Stock Option Plan, as the case may be, thereupon shall be converted into rights to receive grants of options and to exercise said options to purchase the Common Shares of the Trust on the same terms and conditions.

     3.5 DEBENTURES. As at and from the Effective Date, the principal amount of the Corporation's outstanding 8.22% Convertible Subordinated Debentures Due 2004 (the "Corporation Debentures") shall be assumed by the Trust and converted into the same principal amount of 8.22% Convertible Subordinated Debentures Due 2004 of the Trust (the "Trust Debentures"), and each certificate representing the outstanding principal amount of Corporation Debentures shall continue to represent the same principal amount of Trust Debentures.

                               SECTION 4

                             MISCELLANEOUS

     4.1 FURTHER ASSURANCES. From time to time to the extent possible, as and when required by the Trust or by its successors and assigns, there shall be executed and delivered on behalf of the Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to vest or perfect, or to conform of record or otherwise, in the Trust the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of the Corporation, and otherwise to carry out the purposes of this Plan of Reorganization, and the officers and Trustees of the Trust are fully authorized in the name of and on behalf of the Corporation or otherwise to take any and all such action and to execute and deliver any and all such deeds and other statements.

     4.2 ABANDONMENT. At any time before the Effective Date, this Plan of Reorganization may be terminated and the Merger may be abandoned by the unanimous vote of the Directors of the Corporation.

     4.3 COUNTERPARTS. This Plan of Reorganization may be executed in any number of counterparts, each of which shall be deemed to be an original.

     4.4 GOVERNING LAW. This Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Maryland.

     4.5 EFFECT. It is intended that the reorganization contemplated hereby shall be a reorganization of the type described in Section 368(a)(1)(F) under the Internal Revenue Code of 1986, as amended.

     IN WITNESS WHEREOF, this Plan of Reorganization is hereby executed on behalf of each of the parties hereto and attested by their respective officers thereunto duly authorized.

                              CENTERPOINT PROPERTIES CORPORATION
                              a Maryland corporation

                              By:  /s/ John S. Gates, Jr.
                                   ---------------------------------------
                                   John S. Gates, Jr., President

ATTEST:
/s/ Paul S. Fisher
----------------------------
Paul S. Fisher, Secretary

DATED:    September 1, 1997


                              CENTERPOINT PROPERTIES TRUST
                              a Maryland real estate investment trust



                              By:  /s/ John S. Gates, Jr.
                                   ---------------------------------------
                                   John S. Gates, Jr., President
ATTEST:
/s/ Paul S. Fisher
----------------------------
Paul S. Fisher, Secretary

DATED:    September 1, 1997

                                                                     EXHIBIT B

                                DECLARATION OF TRUST

                                        OF

                            CENTERPOINT PROPERTIES TRUST

     THIS DECLARATION OF TRUST is made as of August 12, 1997 by the undersigned Trustees.

                                    ARTICLE I

                                    THE TRUST

     Section 1.1.   NAME.  The name of the trust (hereinafter the "Trust") is:

                            CenterPoint Properties Trust

     Section 1.2. PRINCIPAL OFFICE; RESIDENT AGENT. The post office address of the principal office of the Trust in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase St., Baltimore, Maryland 21202. The name of the resident agent of the Trust in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

     Section 1.3. NATURE OF TRUST. The Trust is a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), or any successor statute. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint stock association or, except as contemplated in Section 9.1, a corporation.

     Section 1.4. POWERS. The Trust shall have all of the powers granted to real estate investment trusts generally under Title 8 and shall have any other and further powers as are not inconsistent with Title 8 or any other applicable law.

     Without limiting the generality of the foregoing, the Trust (i) may continue the business of CenterPoint Properties Corporation, a Maryland corporation (the "Predecessor Corporation"), with and into which the Trust will be merged (the "Merger") with the Trust as the surviving entity and (ii) may engage in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code"). For purposes of this Declaration of Trust, the term "REIT" shall mean a real estate investment trust as described in the Code.

     Section 1.5. DURATION OF TRUST; SALE OF ASSETS. The Trust shall continue perpetually unless terminated pursuant to any applicable provision of Title 8. The Trust may be voluntarily dissolved or consolidated or its existence terminated only by the affirmative vote of the holders of not less than two-thirds of all of the shares of beneficial interest then outstanding and entitled to vote on the matter. The Trust may sell or otherwise dispose of all or substantially all of the real and personal property of the Trust (the "Trust Property") only by the affirmative vote of the holders of not less than two-thirds of all shares of beneficial interest then outstanding and entitled to vote on the matter.

                             ARTICLE II

                            TRUST SHARES

     Section 2.1. AUTHORIZED SHARES. The total number of shares of beneficial interest which the Trust has authority to issue is 60,000,000 shares (the "Shares"), of which 47,727,273 are Common Shares, par value $.001 per share ("Common Shares"), 2,272,727 are Class B Common Shares, par value $.001 per share ("Class B Common Shares"), and 10,000,000 are Series Preferred Shares, par value $.001 per share ("Preferred Shares"). The aggregate par value of all authorized shares of beneficial interest having par value is $60,000.

     Section 2.2. VOTING RIGHTS. Subject to the provisions of Article IV regarding Excess Shares (as such term is defined therein), each Common Share shall entitle the holder thereof to one vote.

     Section 2.3. ISSUANCE OF PREFERRED SHARES. The Preferred Shares may be issued, from time to time, in one or more series as authorized by the Board of Trustees. Prior to issuance of shares of each series of Preferred Shares, the Board of Trustees by resolution shall designate that series to distinguish it from all other series of Preferred Shares and classes of shares of beneficial interest of the Trust, shall specify the number of shares to be included in that series of Preferred Shares and, subject to the provisions of Article IV regarding Excess Shares, shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

     Section 2.4. CLASSIFICATION OR RECLASSIFICATION OF UNISSUED SHARES. Subject to the express terms of any series of Preferred Shares or any class of Common Shares outstanding at the time and notwithstanding any other provision of the Declaration of Trust, the Board of Trustees may increase or decrease the number of, alter the designation of or classify or reclassify any unissued Shares by setting or changing, in any one or more respects, from time to time before issuing the Shares, and, subject to the provisions of
Article IV regarding Excess Shares, the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any series or class of Shares.

     Section 2.5. SALE OF SHARES. The Board of Trustees, in their discretion, may from time to time issue or sell or contract to issue or sell Shares, including Shares held in the treasury, to such party or parties and for money or property actually received, as permitted under the laws of the State of Maryland, at such time or times, and on such terms as the Trustees deem appropriate. In connection with any issuance of Shares, the Trustees, in their discretion, may provide for the issuance of fractional Shares.

     Section 2.6. DECLARATION OF TRUST AND BY-LAWS. All persons who shall acquire shares of beneficial interest in the Trust at any time and from time to time shall acquire the same subject to the provisions of this Declaration of Trust and the By-Laws of the Trust.

     Section 2.7. CLASS B COMMON SHARES. The Class B Common Shares shall have the following rights:

               (1)  Dividend Rights.

                    (a) The holders of record of outstanding Class B Common Shares shall be entitled to receive, when and as declared by the Board of Trustees, out of funds legally available therefor, cash dividends which are payable when, as and if authorized by the Board of Trustees, PARI PASSU with any dividends paid on the Trust's Common Shares, in an amount per share equal to the Class B Common Shares Common Dividend Amount, as in effect from time to time. The initial per share Class B Common Shares Common Dividend Amount per annum shall be equal to $1.7268. Each calendar quarter after the effective date of the Merger (the "Effective Date") (or, if the Effective Date is not on the first day of a calendar quarter, the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Merger shall have occurred) is referred to hereinafter as a "Dividend Period." The amount of dividends payable with respect to each full Dividend Period for the Class B Common Shares shall be computed by dividing the Class B Common Shares Common Dividend Amount by four. The amount of dividends on the Class B Common Shares payable with respect to the initial Dividend Period shall be computed ratably on the basis of the actual number of days in such Dividend Period and, if the Effective Date is not on the first day of a calendar quarter, shall include the amount of dividends payable with respect to the portion of the dividend period of the Class B Common Stock of the Predecessor Corporation beginning on the first day of calendar quarter of the Merger and ending on the day immediately prior to the Effective Date computed ratably on the basis of the actual number of days in such dividend period of the Predecessor Corporation's Class B Common Stock. The amount of dividends on the Class B Common Shares payable with respect to any other Dividend Period shorter or longer than a full Dividend Period shall be computed ratably on the basis of the actual number of days in such Dividend Period. In the event of any change in the quarterly cash dividend per share applicable to the Common Shares after the date of this Declaration of Trust, the quarterly cash dividend per share of the Class B Common Shares shall be adjusted for the same Dividend Period by an amount computed by multiplying the amount of the change in the Common Shares dividend by the Conversion Ratio (as defined in Section 2.7(3)(b)).

                    (b) In the event the Trust shall declare a distribution payable in (i) securities of other persons, (ii) evidences of indebtedness issued by the Trust or other persons, (iii) assets (excluding cash dividends) or (iv) options or rights to purchase shares or evidences of indebtedness in the Trust or other persons, then, in each such case for the purpose of this Section 2.7(1), the holders of the Class B Common Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Common Shares of the Trust into which their shares of Class B Common Shares are or would be convertible (assuming such shares of Class B Common Shares were then convertible) as of the record date fixed for determination of the holders of Common Shares of the Trust entitled to receive such distribution.

               (2)  Liquidation Rights.

                    (a) Subject to any prior rights of any other class or series of shares, the holders of Class B Common Shares shall be entitled to receive the remaining assets of the Trust available for distribution pro rata with the other holders of shares of the Trust as though they were the holders of the number of Common Shares of the Trust into which their Class B Common Shares are or would be convertible (assuming such Class B Common Shares were then convertible) as of the record date applicable to such distribution.

                    (b) Neither a consolidation or merger of the Trust with or into any other trust or corporation, nor a merger of any other trust or corporation into the Trust, nor the purchase or redemption of all or part of any outstanding class or classes of shares of the Trust, nor a sale or transfer of all or any part of its assets, shall be considered a liquidation, dissolution or winding up of the Trust within the meaning of this Section 2.7(2).

               (3)  Conversation Rights.

                    (a)  MANDATORY CONVERSION INTO COMMON SHARES.

                    (i) Beginning on September 30, 1998, and at the end of each calendar quarter thereafter, such number of shares of Class B Common Shares will mandatorily convert into such number of Common Shares as will result in the holders of the Class B Common Shares owning, in the aggregate, 4.9% of the then outstanding Common Shares; and if on any such date the total number of outstanding Class B Common Shares would not, upon conversion, result in the holders thereof owning, in the aggregate, 4.9% of the then outstanding Common Shares, then all such outstanding Class B Common Shares will mandatorily convert into Common Shares. The Company will notify the Investor in writing at least five (5) business days prior to the end of each calendar quarter as to the number of Class B Common Shares subject to mandatory conversion, which number will be revised, if necessary, as a result of intervening events, no later than two (2) business days after the end of the applicable quarter.

                    (ii) On September 21, 2005, each remaining Class B Common Share which has not been converted to Common Shares shall mandatorily convert to that number of fully paid and nonassessable Common Shares equal to the Conversion Ratio, as adjusted, regardless of the 4.9% limitation described in Section 2.7(3)(a)(i) above.

                    (iii) The Trust shall make such arrangements as it deems appropriate for the issuance as soon as practicable of certificates representing Common Shares issued upon the mandatory conversion of the Class B Common Shares in exchange for and contingent upon surrender by the holder of the certificate(s) representing such holder's Class B Common Shares. From and after the date of mandatory conversion, certificates representing Class B Common Shares shall be deemed to represent an equal number of Common Shares.

          (b)  RIGHT TO CONVERT.

               Beginning on September 21, 1998, the holders of Class B Common Shares shall have the right, at their option, to convert each such share, at any time and from time to time, into one fully paid and nonassessable Common Share (the "Conversion Ratio," which is subject to adjustment as provided below); PROVIDED, HOWEVER, that no holder of Class B Common Shares shall be entitled to convert such Class B Common Shares into Common Shares pursuant to the foregoing provision, if, as a result of such conversion, such person would become the Beneficial Owner of more than 4.9% of the Trust's outstanding Common Shares. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities and Exchange Act of 1934 (or any successor provision thereto). Notwithstanding the foregoing, the foregoing conversion right may be exercised at any time after the Effective
     Date and irrespective of the 4.9% limitation (and no such limit shall apply) if any of the following circumstances occurs any time after the Effective Date:

               (i) For any two consecutive fiscal quarters, the aggregate amount outstanding as of the end of the quarter under (1) all mortgage indebtedness of the Trust and its consolidated entities and (2) unsecured indebtedness of the Trust and its consolidated entities for money borrowed that has not been made generally subordinate to the other indebtedness for borrowed money of the Trust or any consolidated entity exceeds fifty-five percent (55%) of the Trust's total market capitalization, defined as the market value of all of the Trust's outstanding shares, assuming the conversion of all outstanding convertible securities, including the Class B Common Shares plus the amount of the Company's total non-convertible indebtedness (all as such items of indebtedness and capitalization are reported in consolidated financial statements contained in the Trust's Form 10-Ks and Form 10-Qs as filed with the Securities and Exchange Commission); or

               (ii) Fewer than three of John S. Gates, Jr., Robert M. Stovall, Michael M. Mullen and Paul S. Fisher are continuing as Key Managers of the Trust. (For purposes of this subparagraph (ii), a "Key Manager" shall mean a Person who is (a) employed by the Trust and (b) actively participates as a senior executive officer in the management of the Trust); or

               (iii) If (A) the Trust shall be party to, or shall have announced or entered into an agreement for, any transaction (including, without limitation, a merger, consolidation, statutory share exchange or sale of all or substantially all of its assets (each of the foregoing a "Transaction")), in each case as a result of which Common Shares shall have been or will be converted into the right to receive shares, securities or other property (including cash or any combination thereof) or which has resulted or will result in the holders of Common Shares immediately prior to the Transaction owning less than 50% of the Common Shares after the Transaction, or (b) a "change of control" as defined in the next sentence occurs with respect to the Trust. A change of control shall mean the acquisition (including by virtue of a merger, share exchange or other business combination) by one shareholder or a group of shareholders acting in concert with the power to elect a majority of the Trust's Board of Trustees. The Trust shall notify the holders of Class B Common Shares promptly if any of the events listed in this Section 2.7(3)(b)(iii) shall occur.

               (c) The Trust shall make such arrangements as it deems appropriate for the issuance as soon as practicable of certificates representing Common Shares issued upon the mandatory conversion of the Class B Common Shares in exchange for and contingent upon surrender by the holder of the certificate(s) representing such holder's Class B Common Shares. From and after the date of mandatory conversion, certificates representing Class B Common Shares shall be deemed to represent an equal number of Common Shares.

               (d) PROCEDURE FOR CONVERSION. In order to exercise its right to convert Class B Common Shares into Common Shares pursuant to Section 2.7(3)(b) above, the holder thereof shall surrender the certificate(s) therefor, duly endorsed if the Trust shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Trust, at the office of any transfer agent for the Class B Common Shares, or if there is no such transfer agent, at the principal offices of the Trust, or at such other office as may be designated by the Trust, together with written notice that such holder elects to convert such shares. Such notice shall also state the name(s) and address(es) in which such holder wishes the certificate(s) for the Common Shares issuable upon conversion to be issued. As soon as practicable after an optional conversion, the Trust shall issue and deliver at said office a certificate or certificates for the number of whole Common Shares issuable upon conversion of the Class B Common Shares duly surrendered for conversion, to the person(s) entitled to receive the same. Class B Common Shares shall be deemed to have been converted immediately prior to the close of business on the date on which the certificates therefor and notice of election to convert the same are duly received by the Trust in accordance with the foregoing provisions, and the person(s) entitled to receive the Common Shares issuable upon such conversion shall be deemed for all purposes as record holder(s) of such Common Shares as of the close of business on such date.

               (e) NO FRACTIONAL SHARES. No fractional shares shall be issued upon conversion of the Class B Common Shares into Common Shares, and the number of Common Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Class B Common Shares the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion. As to any final fraction of a share which the holder of one or more Class B Common Shares would be entitled to receive upon exercise of his conversion right, the Trust shall pay a cash adjustment in an amount equal to the same fraction of the last sale price (or bid price if there were no sales) per share of Common Shares on the New York Stock Exchange on the business day which next precedes the conversion date or, if such Common Shares is not then listed or admitted to trading on such Exchange, on any national securities exchange, of the market price per share (as determined in a manner prescribed by the Board of Trustees of the Trust) at the close of business on the business day which next precedes the conversion date.

          (f)  ADJUSTMENTS.

               (i) The Conversion Ratio shall be subject to adjustment as follows:

               (A) In the event the Trust shall at any time (i) pay a dividend or make a distribution to holders of Common Shares in shares, (ii) subdivide its outstanding Common Shares into a larger number of shares,
     (iii) combine its outstanding Common Shares into a smaller number of shares, or (iv) issue by reclassification of its Common Shares any shares of the Trust, the Conversion Ratio in effect immediately prior thereto shall be adjusted as provided below so that the holder of any Class B Common Shares thereafter surrendered for conversion shall be entitled to receive the number of shares of the Trust which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Class B
     Common Share been converted immediately prior to the happening of such event. Any adjustment made pursuant to this subparagraph (a) shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

               (B) In case the Trust shall issue rights or warrants to all holders of its Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the current market price (as hereinafter defined) per share of Common Shares at the record date mentioned below, the number of Common Shares into which each Class B Common Share shall thereafter be convertible shall be determined by multiplying the number of Common Shares into which such Class B Common Share was therefore convertible by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

               (C) In case the Trust shall distribute to all holders of its Common Shares evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase securities issued by the Trust or property of the Trust (excluding those referred to in subparagraph (B) above), then in each such case the number of Common Shares into which each Class B Common Share shall thereafter be convertible shall be determined by multiplying the number of Common Shares into which such Class B Common Share was theretofore convertible by a fraction, of which the numerator shall be the current market price per Common Share, and of which the denominator shall be such current market price per Common Share, less the then fair market value (as determined by the Board of Trustees of the Trust, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed or of such rights or warrants applicable to one share of the Common Shares. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution.

               (D) If any such rights or warrants referred to above shall expire without having been exercised, the Conversion Ratio as theretofore adjusted because of the issue of such rights or warrants shall forthwith be readjusted to the Conversion Ratio which would have been in effect had an adjustment been made on the basis that only the rights or warrants so issued or sold were those rights or warrants actually exercised and that with respect to any such rights or warrants to subscribe for or purchase securities issued by the Trust, other than Common Shares or property of the Trust, the fair market value thereof shall be the fair market value of the rights or warrants actually exercised. If any such rights or warrants shall expire without having been exercised, the Conversion Ratio as theretofore adjusted because of the issue of such rights or warrants shall forthwith be readjusted to the Conversion Ratio which would have been in effect had an adjustment been made on the basis that the only rights or warrants, so issued or sold, were those rights or warrants actually exercised and that with respect to any such rights or warrants to subscribe for or purchase securities issued by the Trust, other than Common Shares, or property of the Trust the fair market value thereof shall be the fair market value of the rights or warrants actually exercised.

               For the purpose of any computation under this paragraph (i) the current market price per Common Share at any date shall be deemed to be the average of the daily closing prices for the fifteen (15) consecutive business days commencing thirty (30) business days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Common Shares are not listed or admitted to trading on such Exchange, on any national securities exchange, designated by the Board of Trustees, on which the Common Shares are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Trust for the purpose.

               All calculations under this paragraph (i) shall be made to the nearest cent or to the nearest 1/100th of a share as the case may be.

               (ii) No adjustment of the Conversion Ratio shall be made as a result of or in connection with the issuance of Common Shares of the Trust pursuant to options or stock purchase agreements now or hereafter granted or entered into with directors, officers or employees of the Trust or its subsidiaries in connection with their employment, whether entered into at the beginning of the employment or at any time thereafter.

          (iii)     In case of:

          (A)  any capital reorganization of the Trust, or

          (B) the consolidation or merger of the Trust with or into another trust or corporation, or

          (C) a statutory share exchange whereby the Trust's Common Shares are converted into property other than cash, or

          (D) the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Trust as a result of which sale, transfer or other disposition property other than cash shall be payable or distributable to the holders of the Common Shares, then, in each such case, each Class B Common Share shall thereafter be convertible into the number and class of shares or other securities or property of the Trust, or of the trust or corporation resulting from such consolidation or merger or with or to which such statutory share exchange, sale, transfer or other disposition shall have been made, to which the Common Shares otherwise issuable upon conversion of such Class B Common Share would have been entitled upon such reorganization, consolidation, merger, statutory share exchange, or sale, transfer or other disposition if outstanding at the time thereof; and in any such case appropriate adjustment, as determined by the Board of Trustees, shall be made in the application of the provisions set forth in this Section 2.7(f) with respect to the conversion rights thereafter of the holders of the Class B Common Shares, to the end that such provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or securities or other property thereafter issuable or deliverable upon the conversion of Class B Common Shares. Proper provision shall be made as a part of the terms of any such reorganization, consolidation, merger, statutory share exchange or sale, transfer or other disposition whereby the conversion rights of the holders of Class B Common Shares shall be protected and preserved in accordance with the provisions of this paragraph (iii). The provisions of this paragraph (iii) shall similarly apply to successive capital reorganizations, consolidations, merger, statutory share exchanges, sales, transfers or other dispositions of property as aforesaid.

               (iv) Upon conversion of any Class B Common Shares, no payment or adjustment shall be made on account of dividends accrued, whether or not in arrears, on such shares or on account of dividends declared and payable to holders of Common Shares of record on a date prior to the date of conversion.

               (v) Whenever the Conversion Ratio shall be adjusted as herein provided, the Trust shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of Class B Common Shares a notice stating that the Conversion Ratio has been adjusted and setting forth the adjusted Conversion Ratio, together with an explanation of the calculation of the same.

               (vi) If the Trust shall be party to any Transaction in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), the holder of each Class B Common Share shall have the right after such Transaction to convert such share, pursuant to the optional conversion provisions hereof, into the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such Transaction by a holder of the number of Common Shares issuable upon conversion of such Class B Common Share immediately prior to such Transaction. The Trust shall not be party to any Transaction unless the terms of such Transaction are consistent with the provisions of this
     Section 2.7(3)(f)(vi), and it shall not consent to or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class B Common Shares, thereby enabling the holders of the Class B Common Shares to receive the benefits of this
     Section 2.7(3)(f)(vi) and the other provisions of this Declaration of Trust. Without limiting the generality of the foregoing, provision shall be made for adjustments in the Conversion Ratio which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 2.7(3)(f)(i). The provisions of this Section 2.7(3)(f)(vi) shall similarly apply to successive Transactions.

               (vii) In the event that the Trust shall propose to effect any Transaction which would result in an adjustment under Section 2.7(3)(f)(vi), the Trust shall cause to be mailed to the holders of record of Class B Common Shares at least twenty (20) days prior to the applicable date hereinafter specified a notice stating the date on which such Transaction is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their shares of Common Shares for securities or other property deliverable upon such Transaction. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such Transaction.

          (g)  OTHER.

               (i) The Trust shall at all times reserve and keep available out of its authorized but unissued Common Shares the maximum number of Common Shares issuable upon the conversion of all Class B Common Shares then outstanding, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Class B Common Shares, in addition to such other remedies as shall be available to the holder of such Class B Common Shares, the Trust shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

               (ii) The Trust shall pay any taxes that may be payable in respect of the issuance of Common Shares upon conversion of Class B Common Shares, but the Trust shall not be required to pay any taxes which may be payable in respect of any transfer of shares of Class B Common Shares or any transfer involved in the issuance of Common Shares in a name other than that in which the Class B Common Shares so converted are registered, and the Trust shall not be required to transfer any such Class B Common Shares or to issue or deliver any such Common Shares unless and until the person(s) requesting such transfer or issuance shall have paid to the Trust the amount of any such taxes, or shall have established to the satisfaction of the Trust that such taxes have been paid.

               (iii) The Trust will not, by amendment of the Declaration of Trust or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Trust, but will at all times in good faith assist in carrying out of all the provisions of this Declaration of Trust and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of the Class B Common Shares against impairment.

               (iv) Holders of Class B Common Shares shall be entitled to receive copies of all communications by the Trust to its holders of Common Shares, concurrently with the distribution to such shareholders.

               (v) All Common Shares issued upon conversion of shares of Class B Common Shares shall upon issue be fully paid and nonassessable by the Trust and free from original issue taxes.

               (4) Voting Rights. The holders of record of Class B Common Shares shall not be entitled to vote on any matter on which the holders of record of Common Shares are entitled to vote, except that the holders of a majority of the Class B Common Shares, voting as a separate class, shall be required to vote on and approve: (a) any material adverse change in the rights, preferences or privileges of the Class B Common
     Shares and (b) any creation of a new class of stock having rights, preferences or privileges senior to or in parity with the rights, preferences or privileges of the Class B Common Shares.

               (5) Reacquired Shares. Class B Common Shares converted, redeemed or otherwise purchased or acquired by the Trust shall be restored to the status of authorized but unissued Common Shares without designation as to series.

                                 ARTICLE III

                     PROVISIONS FOR DEFINING, LIMITING
                   AND REGULATING CERTAIN POWERS OF THE
                TRUST AND OF THE SHAREHOLDERS AND TRUSTEES

     Section 3.1. NUMBER AND CERTIFICATION. The number of trustees of the Trust initially shall be seven (the "Trustees"), which number may be increased or decreased pursuant to the By-Laws of the Trust; provided, however, that (a) if there are shares outstanding and so long as there are three or more shareholders, the number of Trustees shall never be less than three and (b) if there are shares outstanding and so long as there are less than three shareholders, the number of Trustees may be less than three but not less than the number of shareholders. The names of the trustees who shall serve effective immediately and until the first annual meeting of shareholders and until their successors are duly elected and shall qualify are:

               Martin Barber
               John S. Gates, Jr.
               Robert L. Stovall
               Nicholas C. Babson
               Alan D. Feld
               John J. Kinsella
               Thomas E. Robinson

          At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders shall elect the trustees, who shall serve until their successors are duly elected and shall qualify.

     Section 3.2. POWERS OF TRUSTEES. Subject to the express limitations set forth herein or in the By-Laws, (i) the business and affairs of the Trust shall be managed under the direction of the Board of

Trustees and (ii) the Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Trustees may take any actions as in their sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trustees.

     Section 3.3. RESIGNATION, REMOVAL AND DEATH. A Trustee may resign at any time by giving written notice thereof in recordable form to the other Trustees at the principal office of the Trust. A Trustee may be removed, with or without cause, by the shareholders upon the affirmative vote of a majority of all of the votes entitled to be cast for the election of Trustees. A Trustee may be removed, with or without cause, by the Board of Trustees upon the affirmative vote of a majority of the then acting Trustees.
 A special meeting of the shareholders or the Board of Trustees may be called, in accordance with the By-Laws of the Trust, for the purpose of removing a Trustee. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents and render such accounting as the remaining Trustees require and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his status as a Trustee shall immediately terminate, and his legal representatives shall perform the acts set forth in the preceding sentence.

     Section 3.4. AUTHORIZATION BY BOARD OF ISSUANCE OF SHARES OF BENEFICIAL INTEREST. The Board of Trustees of the Trust may authorize the issuance from time to time of shares of beneficial interest of the Trust of any class, whether now or hereafter authorized, or securities convertible into shares of beneficial interest of any class, whether now or hereafter authorized, for such consideration as the Board of Trustees in its sole discretion may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the By-Laws of the Trust or in the general laws of the State of Maryland.

     Section 3.5. PREEMPTIVE RIGHTS AND APPRAISAL RIGHTS. Except as may be provided by the Board of Trustees in authorizing the issuance of Preferred Shares pursuant to Article II, Section 3, no holder of Shares shall, as such holder, (i) have any preemptive right to purchase or subscribe for any additional shares of beneficial interest of the Trust or any other security of the Trust which it may issue or sell or (ii) except as expressly required under Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

     Section 3.6. INDEMNIFICATION. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse expenses under the procedure provided by such Maryland law in advance of final disposition of a proceeding to, (i) any individual who is a present or former Trustee or officer of the Trust or (ii) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served another trust, partnership, joint venture, corporation, employee benefit plan or any other enterprise as a trustee, officer, partner or trustee of such trust, partnership, joint venture, corporation, employee benefit plan or other enterprise. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust, including, without limitation, the Predecessor Corporation, in any of the capacities, or similar to the capacities, described in (i) or (ii) above and to any employee or agent of the Trust or a predecessor of the Trust, including, without limitation, the Predecessor Corporation.

     Section 3.7. ADVISOR AGREEMENTS. Subject to such approval of shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Trustees may authorize the execution and performance by the Trust of one or more agreements with any person, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Trustees, any such other person, association, company, trust, partnership (limited or general) or other organization (the "Advisor") shall render or make available to the Trust managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Trustees, the management or supervision of the investments of the Trust) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Trustees, the compensation payable thereunder by the Trust).

     Section 3.8. RELATED PARTY TRANSACTIONS. Without limiting any other procedures available by law or otherwise to the Trust, the Board of Trustees may authorize any agreement of the character described in Section 3.7 or other transaction with any person, association, company, trust, partnership (limited or general) or other organization, although one or more of the Trustees or officers of the Trust may be a party to any such agreement or an officer, trustee, shareholder or member of such other party, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if the existence is disclosed or known to the Board of Trustees, and the contract or transaction is approved by the affirmative vote of a majority of the disinterested Trustees, even if they constitute less than a quorum of the Board. Any Trustee of the Trust who is also a trustee, officer, shareholder or member of such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Trustees considering such matter.

     Section 3.9. DETERMINATION BY BOARD. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with this Declaration of Trust and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Trust and every holder of its shares: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its shares or the payment of other distributions on its shares; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust, and any matters relating to the acquisition, holding and disposition of any assets by the Trust. In performing his duties under this Declaration of Trust, a Trustee is entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by: (i) an officer or employee of the Trust whom the Trustee reasonably believes to be reliable and competent in the matters presented; (ii) a lawyer, public accountant or other person, as to a matter which the Trustee reasonably believes to be within the person's professional or expert competence; or (iii) a committee of the board on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

     Section 3.10. LEGAL TITLE. Legal title to all Trust Property shall be vested in the Trust, but it may cause legal title to any Trust Property to be held by or in the name of any or all of the Trustees or any other individual, corporation, partnership, estate, trust, association or private foundation as nominee. Any right, title or interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section 3.3 or otherwise. Written evidence of qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trust or Trustees may deem necessary or desirable.

     Section 3.11. RESERVED POWERS OF BOARD. The enumeration and definition of particular powers of the Board of Trustees included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of this Declaration of Trust, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland as now or hereafter in force.

                                ARTICLE IV

                        RESTRICTION ON TRANSFER
                  ACQUISITION AND REDEMPTION OF SHARES

     Section 4.1. DEFINITIONS. For the purpose of this Article IV, the following terms shall have the following meanings:

          "Act" means the Securities Act of 1933, as amended.

          "Beneficial Ownership" shall mean ownership of Equity Shares (as hereinafter defined) by a Person (as hereinafter defined) who would be treated as an owner of such Equity Shares under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code but without regard to Section 856(h)(3) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

          "Beneficiary" shall mean the beneficiary of the Special Trust (as hereinafter defined) as determined pursuant to Section 4.19 of this Article IV.

          "Debt" shall mean indebtedness of (i) the Trust or (ii) any subsidiary thereof.

          "Equity Shares" shall mean either Common Shares or Preferred Shares.

          "Excess Shares" shall have the meaning set forth in Section 4.3.

          "Existing Holder" shall mean Capital and Regional Properties plc, a United Kingdom corporation.

          "Existing Holder Limit" shall initially mean 18.0%, in number of shares or value, of the outstanding Equity Shares of the Trust, and after any adjustment as set forth in Section 4.10 of this

Article IV, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of shares of the outstanding Equity Shares of the Trust shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

          "Market Price" shall mean the last reported sales price of Common Shares or Preferred Shares, as the case may be, reported on any nationally registered securities exchange on the trading day immediately preceding the relevant date, or if not then traded on any such exchange, the last reported sales price of the Common Shares or Preferred Shares, as the case may be, on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Shares or Preferred Shares, as the case may be, may be traded, or if not then traded over any exchange or quotation system, then the market price of the Common Shares or Preferred Shares, as the case may be, on the relevant date as determined in good faith by the Board of Trustees of the Trust.

          "Ownership Limit" shall initially mean 9.8%, in number of shares or value, of the outstanding Equity Shares of the Trust, and after any adjustment as set forth in Section 4.10 of this Article IV, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of shares of the outstanding Equity Shares of the Trust shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a)) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code or any successor statute, joint stock company or other entity; but does not include an underwriter which participated in any public offering registered under the Act of any shares of the Trust for a period of 30 days following the purchase by such underwriter of the Common Shares and/or Preferred Shares.

          "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares (as defined in Section 4.3 of this Article IV), the purported beneficial transferee for whom the Purported Record Transferee (as hereinafter defined) would have acquired shares of Equity Shares, if such transfer had been valid under Section 4.2 of this Article IV.

          "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record Holder of the Equity Shares if such transfer had been valid under Section 4.2 of this
Article IV.

          "Restriction Termination Date" shall mean the first day on which the Board of Trustees of the Trust determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

          "Special Trust" shall mean the trust created pursuant to Section
4.15 of this Article IV.

          "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, but excluding the exchange of Debt for Equity Shares), whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

          "Trustee" shall mean the Trust as trustee for the Special Trust, and any successor trustee appointed by the Trust.

     Section 4.2.   OWNERSHIP LIMITATION.  (i)  Except as provided in Section
4.12 of this Article IV, until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own shares of Common Shares and/or Preferred Shares in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Common Shares and/or Preferred Shares in excess of the Existing Holder Limit for such Existing Holder.

               (ii) Subject to Section 4.22, notwithstanding any other provisions of this Article IV and except as provided in Sections 4.9 and 4.12 of this Article IV, until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Common Shares and/or Preferred Shares in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

               (iii) Subject to Section 4.22, notwithstanding any other provisions of this Article IV and except as provided in Sections 4.9 and 4.12 of this Article IV, until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Common Shares and/or Preferred Shares in excess of the Existing Holder Limit shall be void AB INITIO as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the Existing Holder Limit; and such Existing Holder shall acquire no rights in such Common Shares and/or Preferred Shares.

               (iv) Subject to Section 4.22, notwithstanding any other provisions of this Article IV and except as provided in Section 4.12 of this
Article IV, until the Restriction Termination Date, any Transfer that, if effective, would result in the Common Shares and/or Preferred Shares being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of such shares of Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

               (v) Until the Restriction Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of the shares of Common Shares and/or Preferred Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code or any successor statute; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

     Section 4.3. EXCESS SHARES. (i) If, notwithstanding the other provisions contained in this Article IV, at any time until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust such that any Person would Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit or that the Existing Holder would Beneficially Own Common Shares and/or Preferred Shares in excess of the Existing Holder Limit, then, except as otherwise provided in Sections 4.9 and 4.12, such Common Shares and/or Preferred Shares in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole share) shall constitute "Excess Shares" and be treated as provided in this Article IV. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

               (ii) If, notwithstanding the other provisions contained in this Article IV, at any time until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust (except for a change resulting from the exchange of Debt for Equity Shares) which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code or any successor statute, then the Common Shares and/or Preferred Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code or any successor statute (rounded up to the nearest whole share) shall constitute Excess Shares and be treated as provided in this Article IV. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

               (iii) The Ownership Limit shall not apply to the acquisition of Common Shares or Preferred Shares by an underwriter in a public offering of such shares or in any transaction involving the issuance of shares by the Trust in which the Board of Trustees determines that the underwriter or another person initially acquiring such shares will timely distribute such shares to others such that the following such distribution none of such shares will be Excess Shares.

     Section 4.4. PREVENTION OF TRANSFER. If the Board of Trustees or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 4.2 of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of the Trust in violation of Section 4.2 of this Article IV, the Board of Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust, directing the Trust's transfer agent and/or registrar to refuse to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraphs Section 4.2(ii), (iii) and
(iv) of this Article IV shall automatically result in the designation and treatment described in Section 4.3 irrespective of any action (or non-action) by the Board of Trustees or its designee.

     Section 4.5. NOTICE TO TRUST. Any Person who acquires or attempts to acquire shares in violation of Section 4.2 of this Article IV, or any Person who is a transferee such that Excess Shares result under Section 4.3 of this
Article IV, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

     Section 4.6.   INFORMATION FOR TRUST.  Until the Restriction Termination
Date:

               (i) every Beneficial Owner of more than 5.0% (or such other percentage, between 1/2 of 1% and 5%, as provided in the regulations of the Internal Revenue Service promulgated under the Code) of the number or value of outstanding Equity Shares of the Trust shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and a description of how such shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT; and

               (ii) each Person who is a Beneficial Owner of Common Shares and/or Preferred Shares and each Person (including the shareholder of record) who is holding Common Shares and/or Preferred Shares for a Beneficial Owner shall provide to the Trust such information as the Trust may reasonably request in order to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     Section 4.7. OTHER ACTION BY BOARD. Subject to Section 4.22, notwithstanding any other provisions of this Article IV, nothing contained in this Article IV shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT.

     Section 4.8. AMBIGUITIES. In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section 4.1, the Board of Trustees shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

     Section 4.9. MODIFICATION OF EXISTING HOLDER LIMITS. Subject to the limitations provided in Section 4.11 of this Article IV, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board of Trustees of the Trust which results in Beneficial Ownership of Common Shares and/or Preferred Shares by such participating Existing Holder. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 4.11 to permit Beneficial Ownership of the Common Shares and/or Preferred Shares acquired as a result of such participation.

     Section 4.10. INCREASE IN OWNERSHIP LIMIT. Subject to the limitations provided in Section 4.11 of this Article IV, the Board of Trustees may from time to time increase the Ownership Limit.

     Section 4.11. LIMITATIONS ON CHANGES IN OWNERSHIP LIMIT. (i) Neither the Ownership Limit nor the Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Equity Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 50% in number or value of the outstanding Equity Shares.


               (ii) Prior to the modification of the Ownership Limit or Existing Holder Limit pursuant to Sections 4.9 or 4.10 of this Article IV, the Board of Trustees of the Trust shall require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary to advisable in order to ensure the Trust's status as a REIT will not be affected.

               (iii) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     Section 4.12. EXEMPTIONS BY BOARD. The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Trustees and upon at least 15 days written notice from a Transferee prior to a proposed Transfer which, if consummated, would result in the intended Transferee owning shares in excess of Ownership Limit or Existing Holder Limit, as the case may be, and upon such other conditions as the Board of Trustees may direct, may exempt a Person from the Ownership Limit or the Existing Holder Limit, as the case may be.

     Section 4.13. LEGEND. Each certificate for Common Shares and for Preferred Shares shall bear substantially the following legend:

          The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no Person may Beneficially Own Common Shares and/or Preferred Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the number or value of the outstanding Equity Shares of the Trust (unless such Person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own Common Shares and/or Preferred Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in trust by the Trust.

     Section 4.14. SEVERABILITY. If any provision of this Article IV or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     Section 4.15. SPECIAL TRUST FOR EXCESS SHARES. Upon any purported Transfer that results in Excess Shares pursuant to Section 4.3 of this
Article IV, such Excess Shares shall be deemed to have been transferred to the Trust, as Trustee of a Special Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to Section 4.18 of this Article IV. Excess Shares so held in the Special Trust shall be issued and outstanding shares of the Trust. The Purported Record Transferee shall have no rights in such Excess Shares except the right to designate a transferee of such Excess Shares upon the terms specified in Section 4.18 of this Article IV. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 4.18 of this Article IV.

     Section 4.16. NO DIVIDENDS OR DISTRIBUTIONS FOR EXCESS SHARES. Excess Shares shall not be entitled to any distributions or dividends. Any dividend or distribution paid prior to the discovery by the Trust that the Common Shares and/or Preferred Shares have been Transferred so as to be deemed Excess Shares shall be repaid to the Trust upon demand.

     Section 4.17. LIQUIDATION DISTRIBUTIONS FOR EXCESS SHARES. Subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Trustees of the Trust, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of, the Trust, each holder of Excess Shares shall be entitled to receive, in the case of Excess Shares constituting Preferred Shares, ratably with each other holder of Preferred Shares and Excess Shares constituting Preferred Shares and, in the case of Excess Shares constituting

Common Shares, ratably with each other holder of Common Shares and Excess Shares constituting Common Shares, that portion of the assets of the Trust available for distribution to its shareholders as the number of Excess Shares held by such holder bears to the total number of shares of (i) Preferred Shares and Excess Shares then outstanding in the case of Excess Shares constituting Preferred Shares and (ii) Common Shares and Excess Shares then outstanding in the case of Excess Shares constituting Common Shares. The Trust, as holder of the Excess Shares in the Special Trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Special Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of the Trust.

     Section 4.18. VOTING RIGHTS FOR EXCESS SHARES. The holders of Excess Shares shall not be entitled to vote on any matter.

     Section 4.19. NON-TRANSFERABILITY OF EXCESS SHARES. Subject to Section 4.22, Excess Shares shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of an interest in the Special Trust (representing the number of shares of Excess Shares held by the Special Trust attributable to a purported Transfer that resulted in the Excess Shares), if (i) the shares of Excess Shares held in the Special Trust would not be Excess Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Shares that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Common Shares and/or Preferred Shares, as the case may be, in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Excess Shares (through a gift, devise or other transaction), a price per share equal to the Market Price for Excess Shares on the date of the purported Transfer that resulted in the Excess Shares. Upon such transfer of an interest in the Special Trust, the corresponding Excess Shares in the Special Trust shall be automatically exchanged for an equal number of Common Shares and/or Preferred Shares, as applicable, and such Common Shares and/or Preferred Shares, as applicable, shall be transferred of record to the transferee of the interest in the Special Trust if such Common Shares and/or Preferred Shares, as applicable, would not be Excess Shares in the hands of such transferee.
Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Special Trust of the intended transfer and the Special Trust must have waived in writing its purchase rights under Section 4.20 of this Article IV.

          Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under this Section 4.19 of this
Article IV, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay such excess to the Trust.

          If any of the foregoing restrictions on transfer of Excess Shares are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Company, to have acted as an agent of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

     Section 4.20. CALL BY TRUST ON EXCESS SHARES. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares, (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price of the Common Shares or Preferred Shares to which such Excess Shares relates on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Board of Trustees determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 4.5 of this Article IV but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section
4.19 of this Article IV.

     Section 4.21. INVALIDITY. If any provision of this Article IV or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected except only to the extent necessary to comply with the determination of such court.

     Section 4.22. SETTLEMENTS ON A NATIONAL SECURITIES EXCHANGE. Nothing in Article IV shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The immediately foregoing sentence shall not limit the authority of the Board of Trustees to take any and all actions it deems necessary or advisable to protect the Trust and the interests of the Shareholders in preserving the Trust status as a REIT, so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement is so permitted shall not negate the effect of any other provision of this Article IV, and any transferee in such a transaction and the Shares so transferred shall be subject to all of the provisions and limitations set forth in this Article IV.

                                ARTICLE V

                               AMENDMENTS

     Section 5.1. POWER TO AMEND. The Trust reserves the right from time to time to make any amendment to this Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any shares of outstanding stock. All rights and powers conferred by this Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation.

     Section 5.2. BY SHAREHOLDERS. Except as provided in Section 5.3 below, any amendment to this Declaration of Trust shall be valid only if such amendment shall have been approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter except to the extent Maryland law requires a higher vote.

     Section 5.3. BY TRUSTEES. The Trustees, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the Code or under Title 8.

                               ARTICLE VI

                        LIMITATION OF LIABILITY

     Section 6.1. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY. No shareholder or Trustee shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder or Trustee, nor shall any shareholder or Trustee be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Property or the affairs of the Trust.

     Section 6.2. LIMITATION OF TRUSTEE AND OFFICER LIABILITY. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of Trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of Trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     Section 6.3. EXPRESS EXCULPATORY CLAUSES. Neither the shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

                                ARTICLE VII

                     NOMINATION AND BUSINESS PROCEDURES

     Section 7.1. GENERAL. At a meeting of the shareholders, no business shall be conducted which has not been properly brought before the meeting as set forth in this Article VII. To be property brought before a meeting, business must be brought before the meeting by or at the direction of the Board of Trustees or brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the Secretary of the Trust must have received written notice not less than sixty
(60) days nor more than ninety (90) days prior to the date fixed by the Board of Trustees for such meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure is given or made to shareholders of the date of such meeting, notice by a shareholder to be timely made must be received no later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the meeting was mailed or the public disclosure was made.

     Section 7.2. BOARD OF TRUSTEE NOMINATIONS. In the case of shareholder nominations for election to the Board of Trustees, the notice set forth in
Section 7.1 shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupations or employment of each such nominee for the past five
(5) years, (iii), the number of shares of the Trust which are beneficially owned by each such nominee, (iv) other trusteeships held by each such nominee, (v) the names of business entities of which each such nominee owns a ten percent (10%) or more beneficial interest, and (vi) all other information with respect to the nominees required by the Federal proxy rules in effect at the time the notice is submitted. In addition, such notice shall be accompanied by a statement, over the signature of each proposed nominee, that he consents to being a nominee, if elected he intends to serve as a Trustee, and confirming the information with respect to him set forth in the notice.

     Section 7.3. SHAREHOLDER PROPOSALS. In the case of shareholder proposals or business other than the election of Trustees, the notice set forth in Section 7.1 shall set forth (i) a brief description of the proposal or business to be brought before the meeting, (ii) the name, age, business and residence address of the shareholder submitting the proposal or business,
(iii) the principal occupation or employment of that shareholder, (iv) the number of shares of the Trust which are beneficially owned by that shareholder, and (v) any material interest of that shareholder in the proposal or business to be brought before the meeting.

     Section 7.4. DETERMINATIONS BY CHAIRMAN. The Chairman of any meeting in respect of which a shareholder nomination or proposal has been submitted, may, if the facts as determined by the Chairman in his sole discretion warrant, determine and declare to the meeting that the shareholder nomination or proposal was not made in accordance with the procedures set forth in this
Article VII, in which event the defective nomination or proposal shall not be considered at such meeting and shall be disregarded and no votes cast either for or against such nomination or proposal shall be counted or, in the event votes have previously been cast for or against such nomination or proposal, the duly appointed inspectors for such meeting shall disregard any such votes.

     Section 7.5. EXCLUSIVITY. Notwithstanding anything in this Declaration of Trust or the By-Laws of this Trust to the contrary, no elections, proposals or other business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this
Article VII.

                               ARTICLE VIII

                                  QUORUM

     At an annual meeting of the shareholders called for the sole purpose of electing Trustees and ratifying the selection of the Trust's independent public accountants, the holders of one-third of the outstanding shares of the Trust entitled to vote, present in person or represented by proxy, shall constitute a quorum at such annual meeting of shareholders; provided, if less than one-third of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. At any other annual meeting or any special meeting of shareholders, the holders of a majority of the outstanding shares of the Trust entitled to vote, present in person or represented by proxy, shall constitute a quorum at such meeting of shareholders; provided, if less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present at any meeting of the shareholders, the affirmative vote of the majority of the shares entitled to vote represented at the meeting and entitled to vote on the matter shall be the act of the shareholders, unless a greater vote is required by this Declaration of Trust or Title 8. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

                                ARTICLE IX
                              MISCELLANEOUS

     Section 9.1. CONSTRUCTION. This Declaration of Trust shall be construed in such a manner as to give effect to the intent and purposes of the Trust and this Declaration of Trust. If any provisions hereof appear to be in conflict, more specific provisions shall control over general provisions. This Declaration of Trust shall govern all of the relationships among the Trustees and shareholders of the Trust; and each provision hereof shall be effective for all purposes and to all persons dealing with the Trust to the fullest extent possible under applicable law in each jurisdiction in which the Trust shall engage in business. In defining or interpreting the powers and duties of the Trust and the Trustees and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions.

     Section 9.2. HEADINGS FOR REFERENCE ONLY. Headings preceding the text, articles and sections hereof have been inserted solely for convenience and reference, and shall not be construed to affect the meaning, construction or effect of this Declaration of Trust.

     Section 9.3. FILING AND RECORDING. This Declaration of Trust and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment hereto. An amended Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

     Section 9.4. APPLICABLE LAW. This Declaration of Trust has been executed with reference to and its construction and interpretation shall be governed by the laws of Maryland, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of Maryland.

     Section 9.5. CERTIFICATIONS. Any certificates signed by a person who, according to the records of the State Department of Assessments and Taxation of Maryland, appears to be a Trustee hereunder, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or the Trustees or any one or more of them, and the successors or assigns of such persons, which certificate may certify to any matter relating to the affairs of the Trust, including but not limited to any of the following: a vacancy among the Trustees; the number and identity of Trustees; this Declaration of Trust and any amendments thereto, or any restated Declaration of Trust and any amendments thereto, or that there are no amendments to the Declaration of Trust or any restated Declaration of Trust; a copy of the By-Laws of the Trust or any amendment thereto; the due authorization of the execution of any instrument or writing; the vote at any meeting of Trustees or a committee thereof or shareholders; the fact that the number of Trustees present at any meeting or executing any written instrument satisfies the requirements of the Declaration of Trust; a copy of any By-Law adopted by the shareholders or the identity of any officer elected by the Trustees; or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust. If the Declaration of Trust or any restated Declaration of Trust is filed or recorded in any recording office other than the State Department of Assessments and Taxation of Maryland, anyone dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively upon any certificate of the kind described above which is signed by a person who according to the records of such recording office appears to be a Trustee hereunder. In addition, the Secretary or any Assistant Secretary of the Trust or any other officer of the Trust designated by the By-Laws or by action of the Trustees may sign any certificate of the kind described in this
Section 9.5, and such certificate shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust, and the successors and assigns of such person.

     Section 9.6. SEVERABILITY. If any provision of the Declaration of Trust shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of the Declaration of Trust, and the Declaration of Trust shall be carried out, if possible, as if such invalid or unenforceable provision were not contained therein.

     Section 9.7. ANNUAL MEETING OF SHAREHOLDERS. An annual meeting of the shareholders shall be held each year for the purpose of electing Trustees and for the transaction of such other business as may come before the meeting. The date of the annual meeting shall be set by the Board of Trustees on a date following the availability of the trust's audited financial statements of the preceding year but in no event later than May 31, after delivery of the Trust's annual report. The annual meeting of shareholders shall be held at a convenient location and on proper notice as provided in the By-Laws of the Trust.

     Section 9.8. BY-LAWS. The By-Laws of the Trust may be altered, amended or repealed, and new By-Laws may be adopted, at any meeting of the Board of Trustees of the Trust by a majority vote of the Trustees, subject to repeal or change of any such amendment by the affirmative vote of a majority of the shareholders of the Trust entitled to vote thereon.

     Section 9.9. COUNTERPARTS. This Declaration of Trust may be executed in any number of counterparts, all of which taken together shall constitute one Declaration of Trust.

     IN WITNESS WHEREOF, each of the undersigned has executed this Declaration of Trust on this 12th day of August, 1997 and each of the undersigned acknowledges the same to be his act.

                                   /s/ Martin Barber
                                   ----------------------------------------
                                   Martin Barber, Trustee

                                   /s/ John S. Gates, Jr.
                                   ----------------------------------------
                                   John S. Gates, Jr., Trustee

                                   /s/ Robert L. Stovall
                                   ----------------------------------------
                                   Robert L. Stovall, Trustee


                                   /s/ Nichlas C. Babson
                                   ----------------------------------------
                                   Nicholas C. Babson, Trustee


                                   /s/ Alan D. Feld
                                   ----------------------------------------
                                   Alan D. Feld, Trustee


                                   /s/ John J. Kinsella
                                   ----------------------------------------
                                   John J. Kinsella, Trustee


                                   /s/ Thomas E. Robinson
                                   ----------------------------------------
                                   Thomas E. Robinson, Trustee

                                                                    EXHIBIT C

                                   BY-LAWS

                                     OF

                         CENTERPOINT PROPERTIES TRUST

                                  ARTICLE I

                                   OFFICES

     SECTION 1.1 MARYLAND REGISTERED OFFICE. The trust shall continuously maintain in the State of Maryland a registered office and registered agent whose office is identical with such registered office.

     SECTION 1.2 OTHER OFFICES. The trust may have other offices within any other state of the United States, including, without limitation, the State of Illinois.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 2.1 ANNUAL MEETING. An annual meeting of the shareholders shall be held each year for the purpose of electing trustees and for the transaction of such other business as may come before the meeting. The date of the annual meeting shall be set by the board of trustees on a date following the availability of the trust's audited financial statements of the preceding year but in no event later than May 31.

     SECTION 2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the President or the board of trustees. Special meetings of shareholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment by such shareholders to the trust of such costs, the secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months.

     SECTION 2.3 PLACE OF MEETING. The board of trustees may designate any place the place of meeting for any annual meeting or for any special meeting called by the board of trustees. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the main offices of the trust in Chicago, Illinois.

     SECTION 2.4 INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of the shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

     SECTION 2.5 NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than ninety days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the president, or the board of trustees, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service, addressed to the shareholder at his address as it appears on the records of the trust, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 2.6 FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to receive payment of any dividend, or any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of trustees of the trust may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than twenty days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of trustees adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

     SECTION 2.7 SHAREHOLDERS' LIST. The officer or agent having charge of the transfer books for shares of the trust shall make, within twenty days after record date or twenty days before each meeting of shareholders, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of twenty days prior to such meeting, shall be kept on file at the registered office of the Trust and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     SECTION 2.8 VOTING OF SHARES. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a trustee. Each share may be voted for as many individuals as there are trustees to be elected and for whose election the share is entitled to vote. No shareholder shall have the right to cumulate his votes in elections for trustees. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a greater vote is required by statute or by the declaration of trust. Except as otherwise provided in the declaration of trust or these by-laws, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

     SECTION 2.9 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another trust or corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such trust or corporation may prescribe, or, in the absence of such provision, as the board of trustees or directors of such trust may or corporation determine and under the law of the state or organization of such trust or the state of incorporation of such corporation.

          (a) Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator, either in person or by proxy without a transfer of such shares in the name of such administrator, executor, court appointed guardian, or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

          (b) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          (c) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (d) Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their share, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the trust at its registered office. The counterpart of the voting trust agreement so deposited with the trust shall be subject to the same right of examination by a shareholder of the trust, in person or by agent or attorney, as are the books and records of the trust, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

          (e) Shareholders may provide for the voting of their shares by signing an agreement for that purpose. A voting agreement under this subsection is not subject to the provisions of subsection (a) above.

          (f) Shares of its own stock belonging to this trust shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     SECTION 2.10 PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy by signing an appointment form and delivering it to the person so appointed, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 2.11 QUORUM. At an annual meeting of the shareholders called for the sole purpose of electing trustees and ratifying the selection of the trust's independent public accountants, the holders of one-third of the outstanding shares of the trust entitled to vote, present in person or represented by proxy, shall constitute a quorum at such annual meeting of shareholders; provided that, if less than one-third of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. At any other annual meeting or any special meeting of shareholders, the holders of a majority of the outstanding shares of the trust entitled to vote, present in person or represented by proxy, shall constitute a quorum at such meeting of shareholders; provided that, if less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present at any meeting of the shareholders, the affirmative vote of the majority of the shares entitled to vote represented at the meeting and entitled to vote on the matter shall be the act of the shareholders, unless a greater vote is required under the Declaration of Trust or Maryland law. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     SECTION 2.12 INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

          (a) Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

          (b) Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION 2.13 VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

     SECTION 2.14 REPORTS TO SHAREHOLDERS. Prior to the annual meeting of shareholders each year, the trustees shall deliver or cause to be delivered a report of the business and operations of the trust during such fiscal year to the shareholders, containing a balance sheet and a statement of income and surplus of the trust, accompanied by the certification of an independent certified public accountant, and such further information as the trustees may determine is required pursuant to any law or regulation to which the trust is subject. A signed copy of the annual report and the accountant's certificate shall be filed by the trustees with the State Department of Assessments and Taxation of Maryland, and with such other governmental agencies as may be required by law and as the trustees may deem appropriate.

                              ARTICLE III

                               TRUSTEES

     SECTION 3.1 GENERAL POWERS. The business and affairs of the trust shall be managed by, or under the direction of, its board of trustees.

     SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of trustees of the trust shall be not less than three (3) and not more than ten
(10), as determined from time to time by the then acting board of trustees. Each trustee shall hold office until the next annual meeting of shareholders, thereafter, until his successor shall have been elected. Trustees need not be residents of Maryland or Illinois or shareholders of the trust. The number of trustees may be increased or decreased from time to time as provided by the declaration of trust by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent trustee. A trustee may resign at any time by giving written notice to the board of trustees, its chairman, or to the president or secretary of the trust. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date. A majority of the number of trustees of the Board of Trustees shall be independent (non-management) trustees of the trust.

     SECTION 3.3 QUORUM. A majority of the number of trustees fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of trustees, provided that if less than a majority of such number of trustees are present at said meeting, a majority of the trustees present may adjourn the meeting at any time without further notice.

     SECTION 3.4 MANNER OF ACTING. The act of the majority of the trustees present at a meeting at which a quorum is present shall be the act of the board of trustees, unless the act of a greater number is required by statute, these by-laws, or the declaration of trust.

     SECTION 3.5 REGULAR MEETINGS. A regular meeting of the board of trustees shall be held without other notice than this By-Law, immediately after the annual meeting of shareholders. The board of trustees may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

     SECTION 3.6 SPECIAL MEETINGS. Special meetings of the board of trustees may be called by or at the request of the president or any one or more trustees. The person or persons authorized to call special meetings of the board of trustees may fix any place as the place for holding any special meeting of the board of trustees called by them.

     SECTION 3.7 NOTICE. Notice of any special meeting shall be given at least ten days previous thereto by written notice to each trustee at his business address. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a trustee at any meeting shall constitute a waiver of notice of such meeting, except where a trustee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of trustees need be specified in the notice or waiver of notice of such meeting.

     SECTION 3.8 VACANCIES. If for any reason any or all of the trustees cease to be trustees, such event shall not terminate the trust or affect these by-laws or the powers of the trustees remaining hereunder (even if fewer than three trustees remain). Any vacancy occurring in the board of trustees and any trusteeship to be filled by reason of an increase in the number of trustees, may be filled by (1) election at an annual meeting or at a special meeting of shareholders or (2) by the board of trustees remaining. A trustee elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A trustee appointed to fill a vacancy shall serve until the next meeting of shareholders at which trustees are to be elected.

     SECTION 3.9 REMOVAL OF TRUSTEES. One or more of the trustees may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of trustees, except as follows:

          (a) No trustee shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more trustees named in the notice. Only the named trustee or trustees may be removed at such meeting.

          (b) If a trustee is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.

In addition, one or more of the trustees may be removed, with or without cause, by the board of trustees upon the affirmative vote of a majority of the then acting trustees.

     SECTION 3.10 COMMITTEES OF TRUSTEES. The board of trustees may, by resolution or resolutions adopted by a majority of the number of trustees fixed by the by-laws or otherwise, designate one or more committees, each committee to consist of one or more of the trustees of the trust. The board may designate one or more trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, shall have and may exercise all of the powers and authority of the board of trustees in the management of the business and affairs of the trust, and may authorize the seal of the trust to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the declaration of trust; adopting an agreement of merger or consolidation; recommending to the shareholders the sale, lease or exchange of all or substantially all of the trust's property and assets; recommending to the shareholders a dissolution of the trust or a revocation of a dissolution; recommending to the shareholders any other action which requires shareholder approval; amending the by-laws of the trust; declaring a dividend or authorizing the issuance of distributions on stock; or issue stock other than pursuant to a stock option or similar compensation plan. Such committee or committees shall have such name or names as may be determined by the board of trustees. The committees shall keep regular minutes of their proceedings and report the same to the full board of trustees when required.

     SECTION 3.11 ACTION WITHOUT A MEETING. Unless specifically prohibited by the declaration of trust or these by-laws, any action required to be taken at a meeting of the board of trustees, or any other action which may be taken at a meeting of the board of trustees, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the trustees entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the trustees or all the members of the committee shall have the same effect as a unanimous vote.

     SECTION 3.12 COMPENSATION. The board of trustees, by the affirmative vote of a majority of trustees then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all trustees for services to the trust as trustees, officers, or otherwise. By resolution of the board of trustees, the trustees may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any trustee from serving the trust in any other capacity and receiving compensation therefor. Members of committees of the board may be allowed like compensation for attending committee meetings.

     SECTION 3.13 PRESUMPTION OF ASSENT. A trustee of the trust who is present at a meeting of the board of trustees at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the trust immediately after the adjournment of the meeting. Such right to dissent shall not apply to a trustee who voted in favor of such action.

     SECTION 3.14 LOSS OF DEPOSITS. No trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom money or shares have been deposited.

     SECTION 3.15 SURETY BONDS. Unless required by law, no trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

     SECTION 3.16 RELIANCE. Each trustee, officer, employee and agent of the trust shall, in the performance of his duties with respect to the trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the trust, upon an opinion of counsel or upon reports made to the trust by any of its officers or employees or consultants or by the adviser, accountants, appraisers or other experts or consultants selected by the trustees or officers of the trust, regardless of whether such counsel or expert may also be a trustee.

     SECTION 3.17 CERTAIN RIGHTS OF TRUSTEES. The trustees shall have no responsibility to devote their full time to the affairs of the trust and may engage in business activities similar to or in addition to those of or relating to the trust.

                                ARTICLE IV

                                 OFFICERS

     SECTION 4.1 NUMBER. The officers of the trust shall be a chairman, a president, a secretary, a treasurer, and any number of vice presidents (who may be designated as executive vice presidents, senior vice presidents or non-executive vice presidents), treasurers, assistant treasurers, assistant secretaries or other officers as may be elected by the board of trustees or, in the case of non-executive vice presidents, appointed by the president.
Any two or more offices may be held by the same person except that for the offices of president and vice president.

     SECTION 4.2    APPOINTMENT OR ELECTION AND TERM OF OFFICE.
Non-executive vice-presidents, if any, shall be appointed by the president and shall serve at the pleasure of the president.

The other officers of the trust shall be elected or appointed annually by the board of trustees at the first meeting of the board of trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of trustees. Each officer elected or appointed by the Board shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer shall not of itself create contract rights.

     SECTION 4.3 REMOVAL. Any officer elected or appointed by the board of trustees may be removed by the board of trustees whenever in its judgment the best interests of the trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4.4 THE CHAIRMAN. The chairman shall be the chairman of the board of trustees. He shall advise and counsel with the president and shall assume such other duties as from time to time may be assigned by the board of trustees. He shall preside at all meetings of the board of trustees and, in the absence of the president or at the president's request, shall preside at all meetings of the shareholders. He may execute for the trust certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of trustees has authorized to be executed, and he may accomplish such execution either under or without the seal of the trust and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of trustees, according to the requirements of the form of the instrument.

     SECTION 4.5 VICE CHAIRMAN. The vice chairman shall assist the chairman in the discharge of his duties as the chairman may direct and shall perform such other duties as from time to time may be assigned to him by the chairman or by the board of trustees. In the absence of the chairman or in the event of his inability or refusal to act, the vice chairman shall perform the duties of the chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the trust or a different mode of execution is expressly prescribed by the board of trustees or these by-laws, the vice chairman may execute for the trust certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of trustees has authorized to be executed, and he may accomplish such execution either under or without the seal of the trust and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of trustees, according to the requirements of the form of the instrument.

     SECTION 4.6 THE PRESIDENT. The president shall be the chief executive officer of the trust. Subject to the direction and control of the board of trustees, he shall be in charge of the business of the trust; he shall see that the resolutions and directions of the board of trustees are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of trustees; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of trustees from time to time. He shall preside at all meetings of the shareholders and, in the absence of the chairman, shall preside at all meetings of the board of trustees. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the trust or a different mode of execution is expressly prescribed by the board of trustees or these by-laws, he may execute for the trust certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of trustees has authorized to be executed, and he may accomplish such execution either under or without the seal of the trust and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of trustees, according to the requirements of the form of the instrument. He may vote all securities which the trust is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the trust by the board of trustees.

     SECTION 4.7    EXECUTIVE VICE-PRESIDENTS AND SENIOR VICE PRESIDENTS.
The executive vice-presidents and senior vice presidents, if any, shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to them by the president or by the board of trustees. In the absence of the president or in the event of his inability or refusal to act, the executive vice-presidents (or in the event there be more than one executive vice president, the executive vice-presidents in the order designated by the board of trustees, or by the president if the board of trustees has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as executive vice president) shall perform the duties of the president. In the absence or inability or refusal to act of the president and any executive vice presidents, the senior vice presidents in the order designated by the board of trustees, or by the president if the board of trustees has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as senior vice president) shall perform the duties of the president. When so acting, the executive vice presidents or senior vice presidents, as the case may be, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the trust or a different mode of execution is expressly prescribed by the board of trustees or these by-laws, the executive vice presidents and senior vice presidents may execute for the trust certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of trustees has authorized to be executed, and they may accomplish such execution either under or without the seal of the trust and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of trustees, according to the requirements of the form of the instrument.

     SECTION 4.8 NON-EXECUTIVE VICE PRESIDENTS. Non-executive vice presidents shall assist the president in the discharge of his duties as the president may direct, but shall not, unless specifically authorized by the board of trustees, have any authority to bind or commit the trust.

     SECTION 4.9 THE TREASURER. The treasurer shall be the chief operating officer and principal accounting and financial officer of the trust. He shall:

          (a) have charge of and be responsible for the maintenance of adequate books of account for the trust;

          (b) have charge and custody of all funds and securities of the trust, and be responsible therefore and for the receipt and disbursement thereof; and

          (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of trustees.

     If required by the board of trustees, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of trustees may determine.

     SECTION 4.10   THE SECRETARY.  The secretary shall:

          (a) record the minutes of the shareholders' and of the board of trustees' meetings in one or more books provided for that purpose;

          (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law;

          (c) be custodian of the corporate records and of the seal of the trust;

          (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

          (e) sign with the chairman, vice chairman, president, or an executive vice-president or a senior vice president, or any other officer thereunto authorized by the board of trustees, certificates for shares of the trust, the issue of which shall have been authorized by the board of trustees, and any contracts, deeds, mortgages, bonds, or other instruments which the board of trustees has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of trustees or these by-laws;

          (f) otherwise certify that by-laws, resolutions of the shareholders and board of trustees and committees thereof, and other documents of the trust as true and correct copies thereof;

          (g)  have general charge of the share transfer books of the trust; and

          (h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of trustees.

     SECTION 4.11 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of trustees. The assistant secretaries may sign with the chairman, vice chairman, president, or an executive vice-president or senior vice president, or any other officer thereunto authorized by the board of trustees, certificates for shares of the trust, the issue of which shall have been authorized by the board of trustees, and any contracts, deeds, mortgages, bonds, or other instruments which the board of trustees has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of trustees or these by-laws. The assistant treasurers shall respectively, if required by the board of trustees, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of trustees shall determine.

     SECTION 4.12 SALARIES. The salaries of the officers shall be fixed from time to time by the board of trustees, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a trustee of the trust.

                               ARTICLE V

                CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 5.1 CONTRACTS. The board of trustees may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the trust, and such authority may be general or confined to specific instances.

     SECTION 5.2 LOANS. No loans shall be contracted on behalf of the trust and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of trustees. Such authority may be general or confined to specific instances.

     SECTION 5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the trust shall be signed by such officer or officers, agent or agents of the trust and in such manner as shall from time to time be determined by resolution of the board of trustees.

     SECTION 5.4 DEPOSITS. All funds of the trust not otherwise employed shall be deposited from time to time to the credit of the trust in such banks, trust companies or other depositories as the board of trustees may select.

                               ARTICLE VI

                CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 6.1 CERTIFICATES FOR SHARES. Certificates representing shares of the trust shall be signed by the chairman, vice chairman, president or an executive vice-president or a senior vice president or by such officer as shall be designated by resolution of the board of trustees and by the secretary or an assistant secretary, and shall be sealed with the seal or a facsimile of the seal of the trust. If both of the signatures of the officers be by facsimile, the certificate shall be countersigned by the trust's duly authorized registrar and transfer agent. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the trust is organized under Maryland law, and the par value or a statement that the shares are without par value. If the trust is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law. The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the trust. The person in whose name shares stand on the books of the trust shall be deemed the owner thereof for all purposes as regard the trust.

     SECTION 6.2 LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed the board of trustees may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     SECTION 6.3 TRANSFERS OF SHARES. Transfers of shares of the trust shall be recorded on the books of the trust and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

     SECTION 6.4 RESTRICTION ON TRANSFER OF SECURITIES. A restriction on the transfer or registration of transfer of securities of the trust may be imposed either under the declaration of trust or by these by-laws or by agreement among any number of security holders or among such holders and the trust. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

     A restriction on the transfer or registration of transfer of securities of the trust is permitted if, without limitation, it:

          (i) requires the trust or the holders of any class of securities of the trust to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities; or

          (ii) prohibits the transfer of the restricted securities to designated persons or classes of persons with designation is not manifestly unreasonable; or

          (iii) restricts transfer or registration of transfer in any other lawful manner.

     Unless noted conspicuously on the security, a restriction, even though permitted by this section, is ineffective except against a person with actual knowledge of the restriction.

                                    ARTICLE VII

                                    FISCAL YEAR

     SECTION 7.1 DESIGNATION OF FISCAL YEAR. The fiscal year of the trust shall end on December 31 of each year.

                                    ARTICLE VIII

                                     DIVIDENDS

     SECTION 8.1 DECLARED BY TRUSTEES. The board of trustees may from time to time declare, and the trust may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its declaration of trust.

                                   ARTICLE IX

                                     SEAL

     SECTION 9.1 SEAL. The trustees may authorize the adoption of a seal by the trust. The seal shall have inscribed thereon the name of the trust and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                 ARTICLE X

                              WAIVER OF NOTICE

     SECTION 10.1 WAIVER IN LIEU OF NOTICE. Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the declaration of trust or under the provisions of Maryland law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because notice was not given.

                                 ARTICLE XI

                                 AMENDMENTS

     SECTION 11.1 DETERMINED BY TRUSTEES. Unless reserved to the shareholders by the declaration of trust or required by law, the by-laws of the trust may be made, altered, amended or repealed solely by the board of trustees. The by-laws may contain any provisions for the regulation and management of the affairs of the trust not inconsistent with law or the declaration of trust.

                                ARTICLE XII

                       INDEMNIFICATION OF OFFICERS,
                      TRUSTEES, EMPLOYEES AND AGENTS

     SECTION 12.1 POWER TO HOLD HARMLESS. The trust shall have the power to indemnify any person to the full extent permitted by Maryland law in effect from time to time. Without limiting the generality of the foregoing, the trust shall have the power, unless limited from time to time by Maryland law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the trust) by reason of the fact that he or she is or was a trustee, officer, employee or agent of the trust, or who is or was serving at the request of the trust as a trustee, officer, employee or agent of another trust, partnership, joint venture, corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the trust, or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 12.2 POWER TO INDEMNIFY LITIGANT. The trust shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the trust to procure a judgment in its favor by reason of the fact that such person is or was a trustee, officer, employee or agent of the trust, or is or was serving at the request of the trust as a trustee, officer, employee or agent of another trust, partnership, joint venture, corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the trust, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the trust, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     SECTION 12.3 REIMBURSEMENT AUTHORIZED. To the extent that a trustee, officer, employee, or agent of a trust has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to Sections
12.1 and 12.2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith to the extent not inconsistent with the Maryland General Trust Law.

     SECTION 12.4 DETERMINATION IF REIMBURSEMENT IS PROPER. Any indemnification under Sections 12.1 and 12.2 above (unless ordered by court) shall be made by the trust only as authorized in the specific case, upon a determination that indemnification of a trustee, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 12.1 or 12.2 above. Such determination shall be made:

          (a) by the board of trustees by a majority of a quorum consisting of trustees who were not parties to such action, suit or proceeding, or

          (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested trustees so directs, by independent legal counsel in a written opinion, or

          (c)  by the shareholders.

     SECTION 12.5 ADVANCE OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the trust in advance of the final disposition of such action, suit or proceeding, as authorized by the board of trustees in the specific case, upon receipt of an undertaking by or on behalf of the trustee, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the trust as authorized in this Article.

     SECTION 12.6 NON-EXCLUSIVITY. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested trustees, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 12.7 RIGHT TO ACQUIRE INSURANCE. The trust shall have power to purchase and maintain insurance on behalf of any person who is or was a trustee, officer, employee or agent of the trust, or is or was serving at the request of the trust, as a trustee, officer, employee or agent of another trust, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the trust would have the power to indemnify him or her against such liability under the provisions of this Article.

     SECTION 12.8 NOTICE OF SHAREHOLDERS. If a trust has paid indemnity or has advanced expenses to a trustee, officer, employee or agent, the trust shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

     SECTION 12.9 "TRUST;" DEFINITION. For purposes of this Article, references to "the Trust" shall include, in addition to the surviving corporation or trust, any merging corporation or trust (including any corporation or trust having merged with a merging corporation or trust) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its trustees, officers, and employees or agents, so that any person who was a trustee, officer, employee or agent of such merging corporation or trust, or was serving at the request of such merging trust as a trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation or trust as such person would have with respect to such merging corporation or trust if its separate existence had continued.

     SECTION 12.10 MISCELLANEOUS DEFINITIONS. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the trust" shall include any services as a trustee, officer, employee or agent of the trust which imposes duties on, or involves services by such trustee, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the trust" as referred to in this Article.

                              ARTICLE XIII

                  REPAYMENT OF DISALLOWED DEDUCTION

     SECTION 13.1 FULL REIMBURSEMENT BY OFFICERS. Any payments made to an officer of the trust such as salary, commission, bonus, interest, rent, medical reimbursement or entertainment expense incurred by him which, for Federal income tax purposes, shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the trust to the full extent of such disallowance.

     SECTION 13.2 SECURITY FOR REPAYMENT. It shall be the duty of the trustees, as a board, to enforce payment of such amount disallowed. In lieu of payment by the officer, subject to the determination of the trustees, proportionate amounts may be withheld from his future compensation payments until the amount owed to the trust has been recovered.

                          PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     The Declaration of Trust (the "Declaration of Trust") of CenterPoint Properties Trust, a newly formed Maryland real estate investment trust (the "Trust") wholly-owned by CenterPoint Properties Corporation (the "Company"), provides that, to the maximum extent permitted by Maryland law from time to time, no trustee or officer of the Trust shall be held liable to the Trust or any shareholder thereof for monetary damages. The Declaration of Trust also provides the trustees and officers of the Trust with limited liability in the absence of any Maryland statute limiting the liability of the trustees and officers of the Trust for money damages in a suit by or on behalf of the Trust or by any shareholder thereof, except if (i) the trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit actually received or (ii) a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in the proceeding that the trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"), by reference to the Maryland Courts and Judicial Proceedings Article, permits the declaration of trust of a Maryland real estate investment trust to expand or limit the liability of its trustees and officers, except to the extent that (x) the trustee or officer actually receives an improper personal benefit in money, property or services or (y) a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding that such person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. However, Title 8 also provides that, although trustees and officers of a Maryland real estate investment trust are not personally liable for the obligations of the trust, trustees are not relieved from liability for any act that constitutes
(a) bad faith, (b) willful misfeasance, (c) gross negligence or (d) reckless disregard of the trustee's duties.

     The Declaration of Trust and By-laws of the Trust (the "Trust By-laws") authorize the Trust, to the maximum extent permitted from time to time by Maryland law, to indemnify its present and former trustees and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding. In addition, the Declaration of Trust permits the Trust to indemnify any individual who, while a trustee of the Trust and at the request of the Trust serves or has served another corporation, trust, partnership, joint venture, employee benefit plan or any other enterprise as a director, officer, partner or trustee thereof. Furthermore, the Trust By-laws specify that all persons entitled to indemnification by the Trust for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Trust and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe their conduct was unlawful.

     In addition, the Trust By-laws authorize the Trust, in certain circumstances, to indemnify any party to an action or suit by or in the right of the Trust by reason of the fact that such person is or was a director, officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, employee or agent of another enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, provided that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duties to the Trust, subject to certain exceptions.

     Pursuant to Title 8, a trust may indemnify its trustees and officers in respect of any proceeding, except to the extent that any trustee or officer actually received an improper benefit, whether or not involving action in his official capacity, in which the trustee or officer was adjudged to be liable on the basis that personal benefit was improperly received. Title 8 permits a Maryland real estate investment trust to indemnify its trustees and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the trust unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

     It is the position of the Securities and Exchange Commission (the "Commission") that indemnification of trustees for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits:


     EXHIBIT             DESCRIPTION
     -------             -----------


       *2   Plan of Reorganization by and between the Company and the Trust
    **3.1   Amended and Restated Articles of Incorporation of the Company
    **3.2   Amended and Restated By-laws of the Company
     *3.3   Declaration of Trust of the Trust
     *3.4   By-laws of the Trust
      4.1   Form of certificate representing common shares of beneficial interest in the Trust
      4.2   Form of certificate representing 8.22% Convertible Subordinated
            Debentures of the Trust
   ***4.3   Form of Indenture
      4.4   Form of First Supplemental Indenture
        5   Form of Opinion of Ungaretti & Harris regarding the validity of the securities being registered and certain other matters
        8   Form of Opinion of Ungaretti & Harris regarding certain tax matters
     23.1   Consent of Ungaretti & Harris (included as part of  Exhibit 5)
    *23.2   Consent of Coopers & Lybrand L.L.P.
      *24   Power of Attorney (included on signature page)
      *99   Form of Proxy Card in connection with the Special Meeting of
            Stockholders of the Company
     ___________________
        *   Previously filed.
       **   Incorporated by reference from the Company's Form 10-Q for the quarter ended June 30, 1997.
      ***   Incorporated by reference from the Company's Registration Statement on
            Form S-11 (File No. 33-69710).



     (b)  Financial Statement Schedules:

          Not applicable.

     (c)  Item 4(b) Information:

          Not applicable.

ITEM 22.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) That, prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to other information called for by the other Items of the applicable form.

          (3)  That every prospectus (i) that is filed pursuant to paragraph
(2) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

          (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 28th day of August, 1997.

                                   CENTERPOINT PROPERTIES TRUST


                                   By:  /s/  John S. Gates, Jr.
                                        ---------------------------------
                                        John S. Gates, Jr., President and
                                        Chief Executive Officer


                                   By:  /s/  Paul S. Fisher
                                      ----------------------------------------
                                      Paul S. Fisher, Executive Vice President
                                      and Chief Financial Officer
                                      (Principal Financial and Accounting
                                       Officer)


     Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.



   Signature                      Name and Title                         Date
   ---------                      --------------                         ----

/s/  Paul S. Fisher*          Martin Barber, Chairman and                 August 28, 1997
     -----------------        Trustee

/s/  John S. Gates, Jr.       John S. Gates, Jr., President, Chief        August 28, 1997
     ------------------       Executive Officer and Trustee

/s/  Paul S. Fisher*          Robert L. Stovall, Vice Chairman            August 28, 1997
     ------------------       and Trustee

/s/  Paul S. Fisher*          Nicholas C. Babson,                         August 28, 1997
     ------------------       Independent Trustee

/s/  Paul S. Fisher*          Alan D. Feld,                               August 28, 1997
     -----------------        Independent Trustee

/s/  Paul S. Fisher*          John J. Kinsella,                           August 28, 1997
     -----------------        Independent Trustee

                              Thomas E. Robinson,
     -----------------        Independent Trustee

*As their attorney in fact.



                     INDEX TO EXHIBITS


EXHIBIT                 DESCRIPTION
-------                 -----------


       *2   Plan of Reorganization by and between the Company and the Trust
    **3.1   Amended and Restated Articles of Incorporation of the Company
    **3.2   Amended and Restated By-laws of the Company
     *3.3   Declaration of Trust of the Trust
     *3.4   By-laws of the Trust
      4.1   Form of certificate representing common shares of beneficial interest in the Trust
      4.2   Form of certificate representing 8.22% Convertible Subordinated
            Debentures of the Trust
   ***4.3   Form of Indenture
      4.4   Form of First Supplemental Indenture
        5   Form of Opinion of Ungaretti & Harris regarding the validity of the securities being registered and certain other matters
        8   Form of Opinion of Ungaretti & Harris regarding certain tax matters
     23.1   Consent of Ungaretti & Harris (included as part of  Exhibit 5)
    *23.2   Consent of Coopers & Lybrand L.L.P.
      *24   Power of Attorney (included on signature page)
      *99   Form of Proxy Card in connection with the Special Meeting of
            Stockholders of the Company
     ___________________
        *   Previously filed.
       **   Incorporated by reference from the Company's Form 10-Q for the quarter ended June 30, 1997.
      ***   Incorporated by reference from the Company's Registration Statement on
            Form S-11 (File No. 33-69710).


                                   II-6